                                                        COMPOSITE CONFORMED COPY
                                                         THROUGH AUGUST 15, 1997



================================================================================

                     REVOLVING CREDIT AND GUARANTY AGREEMENT

--------------------------------------------------------------------------------


                                      AMONG

                  FLAGSTAR CORPORATION, A DEBTOR-IN-POSSESSION,

                                  AS BORROWER,

                FLAGSTAR COMPANIES, INC., A DEBTOR-IN-POSSESSION,
               FLAGSTAR HOLDINGS, INC., A DEBTOR-IN-POSSESSION AND
                 THE SUBSIDIARIES OF THE BORROWER NAMED HEREIN,

                                 AS GUARANTORS,

                             THE BANKS PARTY HERETO,

                                       AND

                            THE CHASE MANHATTAN BANK,

                                    AS AGENT



================================================================================

                            DATED AS OF JULY 11, 1997
================================================================================

         CONFORMED TO REFLECT MODIFICATIONS SET FORTH IN THE AMENDMENT LETTER AGREEMENT TO REVOLVING CREDIT AND GUARANTY AGREEMENT DATED AS OF JULY 16, 1997 AND THE FIRST AMENDMENT TO REVOLVING CREDIT AND GUARANTY AGREEMENT DATED AS OF AUGUST 15, 1997

                     REVOLVING CREDIT AND GUARANTY AGREEMENT
                                TABLE OF CONTENTS



                                                                                                           Page No.
SECTION 1.  DEFINITIONS...........................................................................................3
   SECTION 1.1.  Defined Terms....................................................................................3
   SECTION 1.2.  Terms Generally.................................................................................18
SECTION 2.  AMOUNT AND TERMS OF CREDIT...........................................................................19
   SECTION 2.1.  Commitment of the Banks.........................................................................19
   SECTION 2.2.  Letters of Credit...............................................................................19
   SECTION 2.3.  Issuance........................................................................................21
   SECTION 2.4.  Nature of Letter of Credit Obligations Absolute.................................................21
   SECTION 2.5.  Making of Loans.................................................................................22
   SECTION 2.6.  Notes; Repayment of Loans.......................................................................23
   SECTION 2.7.  Interest on Loans...............................................................................23
   SECTION 2.8.  Default Interest................................................................................24
   SECTION 2.9.  Optional Termination or Reduction of Commitment.................................................24
   SECTION 2.10.  Alternate Rate of Interest.....................................................................24
   SECTION 2.11.  Refinancing of Loans...........................................................................25
   SECTION 2.12.  Commitment Termination; Cash Collateral........................................................26
   SECTION 2.13.  Optional Prepayment of Loans; Reimbursement
                  of Banks.......................................................................................26
   SECTION 2.14.  Reserve Requirements; Change in Circumstances..................................................28
   SECTION 2.15.  Change in Legality.............................................................................30
   SECTION 2.16.  Pro Rata Treatment, etc........................................................................30
   SECTION 2.17.  Taxes..........................................................................................31
   SECTION 2.18.  Certain Fees...................................................................................33
   SECTION 2.19.  Commitment Fee.................................................................................33
   SECTION 2.20.  Letter of Credit Fees..........................................................................34
   SECTION 2.21.  Nature of Fees.................................................................................34
   SECTION 2.22.  Priority and Liens.............................................................................34
   SECTION 2.23.  Right of Set-Off...............................................................................35
   SECTION 2.24.  Security Interest in Letter of Credit Account..................................................35
   SECTION 2.25.  Payment of Obligations.........................................................................36
   SECTION 2.26.  No Discharge; Survival of Claims...............................................................36
SECTION 3.  REPRESENTATIONS AND WARRANTIES.......................................................................36
   SECTION 3.1.  Organization and Authority......................................................................36
   SECTION 3.2.  Due Execution...................................................................................36
   SECTION 3.3.  Statements Made.................................................................................37
   SECTION 3.4.  Financial Statements............................................................................37
   SECTION 3.5.  Ownership.......................................................................................38
   SECTION 3.6.  Liens...........................................................................................38
   SECTION 3.7.  Compliance with Law.............................................................................38
   SECTION 3.8.  Insurance.......................................................................................39
   SECTION 3.9.  The Orders......................................................................................39
   SECTION 3.10.  Use of Proceeds................................................................................39
   SECTION 3.11.  Litigation.....................................................................................39
SECTION 4.  CONDITIONS OF LENDING................................................................................40
   SECTION 4.1.  Conditions Precedent to Initial Loans and Initial
                 Letters of Credit...............................................................................40
   SECTION 4.2.  Conditions Precedent to Each Loan and Each
                  Letter of Credit...............................................................................44


                                       i




SECTION 5.  AFFIRMATIVE COVENANTS................................................................................45
   SECTION 5.1.  Financial Statements, Reports, etc..............................................................45
   SECTION 5.2.  Corporate Existence.............................................................................48
   SECTION 5.3.  Insurance.......................................................................................48
   SECTION 5.4.  Obligations and Taxes...........................................................................49
   SECTION 5.5.  Notice of Event of Default, etc.................................................................49
   SECTION 5.6.  Access to Books and Records.....................................................................49
   SECTION 5.7.  Business Plan...................................................................................50
   SECTION 5.8. Maintenance of Concentration Accounts............................................................50
   SECTION 5.9. Subsidiary Guarantor Filings.....................................................................50
SECTION 6.  NEGATIVE COVENANTS...................................................................................50
   SECTION 6.1.  Liens...........................................................................................50
   SECTION 6.2.  Merger, etc.....................................................................................51
   SECTION 6.3.  Indebtedness....................................................................................51
   SECTION 6.4.  Capital Expenditures............................................................................53
   SECTION 6.5.  EBITDA..........................................................................................53
   SECTION 6.6.  Guarantees and Other Liabilities................................................................53
   SECTION 6.7.  Chapter 11 Claims...............................................................................54
   SECTION 6.8.  Dividends; Capital Stock........................................................................54
   SECTION 6.9.  Transactions with Affiliates....................................................................54
   SECTION 6.10.  Investments, Loans and Advances................................................................54
   SECTION 6.11. Disposition of Assets...........................................................................55
   SECTION 6.12,  Nature of Business.............................................................................56
SECTION 7.  EVENTS OF DEFAULT....................................................................................56
   SECTION 7.1.  Events of Default...............................................................................56
SECTION 8.  THE AGENT............................................................................................60
   SECTION 8.1.  Administration by Agent.........................................................................60
   SECTION 8.2.  Advances and Payments...........................................................................61
   SECTION 8.3.  Sharing of Setoffs..............................................................................61
   SECTION 8.4.  Agreement of Required Banks.....................................................................62
   SECTION 8.5.  Liability of Agent..............................................................................62
   SECTION 8.6.  Reimbursement and Indemnification...............................................................63
   SECTION 8.7.  Rights of Agent.................................................................................63
   SECTION 8.8.  Independent Banks...............................................................................63
   SECTION 8.9.  Notice of Transfer..............................................................................63
   SECTION 8.10.  Successor Agent................................................................................64
SECTION 9.  GUARANTY.............................................................................................65
   SECTION 9.1.  Guaranty........................................................................................65
   SECTION 9.2.  No Impairment of Guaranty.......................................................................66
   SECTION 9.3.  Subrogation.....................................................................................67
SECTION 10.  MISCELLANEOUS.......................................................................................67
   SECTION 10.1.  Notices........................................................................................67
   SECTION 10.2.  Survival of Agreement, Representations
                  and Warranties, etc............................................................................68
   SECTION 10.3.  Successors and Assigns.........................................................................68
   SECTION 10.4.  Confidentiality................................................................................71
   SECTION 10.5.  Expenses.......................................................................................72
   SECTION 10.6.  Indemnity......................................................................................72
   SECTION 10.7.  CHOICE OF LAW..................................................................................73
   SECTION 10.8.  No Waiver......................................................................................73
   SECTION 10.9.  Extension of Maturity..........................................................................73
   SECTION 10.10.  Amendments, etc...............................................................................73
   SECTION 10.11.  Severability..................................................................................75
   SECTION 10.12.  Headings......................................................................................75

                                       ii




   SECTION 10.13.  Execution in Counterparts.....................................................................75
   SECTION 10.14.  Prior Agreements..............................................................................75
   SECTION 10.15.  Further Assurances............................................................................75
   SECTION 10.16.  WAIVER OF JURY TRIAL..........................................................................75

ANNEX A                             -                Commitment Amounts
EXHIBIT A                           -                Form of Note
EXHIBIT B-1                         -                Form of Interim Order
EXHIBIT B-2                         -                Form of Final Order
EXHIBIT C-1                         -                Form of Security and Pledge Agreement (Borrower, FCI and
                                                     Holdings)
EXHIBIT C-2                         -                Form of Security and Pledge Agreement (Subsidiary Guarantors)
EXHIBIT C-3                         -                Form of Trademark Security Agreement
EXHIBIT D                           -                Form of Opinion of Counsel
EXHIBIT E                           -                Form of Assignment and Acceptance

SCHEDULE 1.1                        -                Existing Agreements
SCHEDULE 3.4                        -                Indebtedness incurred since
December 31, 1996
SCHEDULE 3.5                        -                Subsidiaries
SCHEDULE 3.6                        -                Pre-Petition Liens
SCHEDULE 3.11                       -                Litigation


                     REVOLVING CREDIT AND GUARANTY AGREEMENT
                            Dated as of July 11, 1997

         REVOLVING CREDIT AND GUARANTY AGREEMENT, dated as of July 11, 1997 among FLAGSTAR CORPORATION, a Delaware corporation (the "Borrower") and a debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code, FLAGSTAR COMPANIES, INC., a Delaware corporation ("FCI") and a debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code, FLAGSTAR HOLDINGS, INC. (a New York corporation and a debtor and debtor-in-possession in a case pending under Chapter 11 of the bankruptcy Code and a wholly-owned subsidiary of the borrower ("Holdings") (the cases of the Borrower, FCI and Holdings, each a "Case" and collectively the "Cases"), TWS FUNDING, INC., a Delaware corporation and a wholly-owned Subsidiary of the Borrower ("TWS"), each of the other direct or indirect Subsidiaries of the Borrower that is a signatory hereto (each, together with TWS, a "Subsidiary Guarantor" and collectively with FCI and Holdings, the "Guarantors"), THE CHASE MANHATTAN BANK, a New York banking corporation ("Chase"), each of the other financial institutions from time to time party hereto (together with Chase, the "Banks") and THE CHASE MANHATTAN BANK, as agent (in such capacity, the "Agent") for the Banks.

                             INTRODUCTORY STATEMENT

         On June 27, 1997, Holdings filed a voluntary petition with the Bankruptcy Court initiating its Case and on July 11, 1997, the Borrower and FCI filed voluntary petitions with the Bankruptcy Court initiating their Cases. The Cases of the Borrower, FCI and Holdings have been consolidated for procedural purposes. The Borrower, FCI and Holdings have continued in the possession of their assets and in the management of their businesses pursuant to Sections 1107 and 1108 of the Bankruptcy Code.

         The Borrower has applied to the Banks for a revolving credit and letter of credit facility in an aggregate principal amount not to exceed $200,000,000 (subject to mandatory and optional reductions in accordance with Sections 2.9 and 2.12), all of the Borrower's obligations under which are to be guaranteed by the Guarantors.

         The proceeds of the Loans will be used to refinance and replace extensions of credit under the Existing Agreements and to provide working capital for the Borrower and the Guarantors.

         To provide guarantees and security for the repayment of the Loans, the reimbursement of any draft drawn under a Letter of Credit and the payment of the other obligations of the Borrower and the Guarantors hereunder and under the other Loan Documents, the Borrower and the Guarantors will provide to the Agent and the Banks the following (each as more fully described herein):

                           (a) a guaranty from each of the Guarantors of the due
                  and punctual payment and performance of the obligations of the Borrower hereunder and under the Notes;

                           (b) with respect to the obligations of the Borrower,
                  FCI and Holdings hereunder, an allowed administrative expense claim in each of the Cases pursuant to Section 364(c)(1) of the Bankruptcy Code having priority over all administrative expenses of the kind specified in Sections 503(b) and 507(b) of the Bankruptcy Code;

                           (c) with respect to the obligations of the Borrower,
                  FCI and Holdings hereunder, a perfected first priority Lien, pursuant to Section 364(c)(2) of the Bankruptcy Code, upon all unencumbered property of the Borrower, FCI and Holdings (including, but not limited to, property that secures the obligations of the Borrower under the Existing Agreements and all cash in the Letter of Credit Account);

                           (d) with respect to the obligations of the Borrower,
                  FCI and Holdings hereunder, a perfected Lien, pursuant to
                  Section 364(c)(3) of the Bankruptcy Code, upon all property of the Borrower, FCI and Holdings that is subject to valid and perfected Liens in existence on the Filing Date, junior to such valid and perfected Liens (other than property that is subject to Liens granted pursuant to the Existing Agreements, all of which Liens shall be released in a manner satisfactory to the Agent at the time of the initial extension of credit hereunder); and

                           (e) with respect to the obligations of the Subsidiary
                  Guarantors hereunder, a perfected first Lien on all of the property of the Subsidiary Guarantors that secures their obligations in connection with the Existing Agreements (and all of the Liens on such property granted pursuant to the Existing Agreements will be released in a manner satisfactory to the Agent at the time of the initial extension of credit hereunder).

         All of the claims and the Liens granted in the Cases to the Agent and the Banks shall (insofar as claims against and assets of the Borrower, FCI and Holdings are concerned) be subject to the Carve-Out to the extent provided in
Section 2.22.

         Accordingly, the parties hereto hereby agree as follows:

SECTION 1. DEFINITIONS.

         SECTION 1.1.       DEFINED TERMS.

         As used in this Agreement, the following terms shall have the meanings specified below:

         "ABR Borrowing" shall mean a Borrowing comprised of ABR Loans.

         "ABR Loan" shall mean any Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of
Section 2.

         "Additional Credit" shall have the meaning given such term in Section 4.2(d) hereof.

         "Adjusted LIBOR Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the quotient of (a) the LIBOR Rate in effect for such Interest Period divided by (b) a percentage (expressed as a decimal) equal to 100% minus Statutory Reserves. For purposes hereof, the term "LIBOR Rate" shall mean the rate (rounded upwards, if necessary, to the next 1/16 of 1%) at which dollar deposits approximately equal in principal amount to such Eurodollar Borrowing and for a maturity comparable to such Interest Period are offered to the principal London office of the Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

         "Affiliate" shall mean, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person. For purposes of this definition, a Person (a "Controlled Person") shall be deemed to be "controlled by" another Person (a "Controlling Person") if the Controlling Person possesses, directly or indirectly, power to direct or cause the direction of the management and policies of the Controlled Person whether by contract or otherwise.

         "Agent" shall have the meaning set forth in the first paragraph of this Agreement.

         "Agreement" shall mean this Revolving Credit and Guaranty Agreement, as the same may from time to time be further amended, modified or supplemented.

         "Alternate Base Rate" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of
(a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof, "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced. "Base CD Rate" shall mean the sum of (a) the quotient of (i) the Three-Month Secondary CD Rate divided by (ii) a percentage expressed as a decimal equal to 100% minus Statutory Reserves and (b) the Assessment Rate. "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it. "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate or both for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

         "Assessment Rate" shall mean for any date the annual rate (rounded upwards, if necessary, to the next 1/100 of 1%) most recently estimated by the Agent as the then current net annual assessment rate that will be employed in determining amounts payable by the Agent to the Federal Deposit Insurance Corporation (or any successor) for insurance by such Corporation (or any successor) of time deposits made in dollars at the Agent's domestic offices.

         "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Bank and an Eligible Assignee, and accepted by the Agent, substantially in the form of Exhibit E.

         "Bankruptcy Code" shall mean The Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, and codified as 11 U.S.C. Section 101 et seq.

         "Bankruptcy Court" shall mean the United States Bankruptcy Court for the District of South Carolina or any other court having jurisdiction over the Cases from time to time.

         "Bank Hedge Agreement" shall have the meaning set forth in Section 6.3.

         "Banks" shall have the meaning set forth in the first paragraph of this Agreement.

         "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

         "Borrower" shall have the meaning set forth in the first paragraph of this Agreement.

         "Borrowing" shall mean the incurrence of Loans of a single Type made from all the Banks on a single date and having, in the case of Eurodollar Loans, a single Interest Period (with any ABR Loan made pursuant to Section 2.15 being considered a part of the related Borrowing of Eurodollar Loans).

         "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banks in the State of New York are required or permitted to close (and, for a Letter of Credit, other than a day on which the Fronting Bank issuing such Letter of Credit is closed); provided, however, that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits on the London interbank market.

         "Capex Financing" shall mean, with respect to any expenditure (whether paid in cash or accrued as a liability) that (in conformity with GAAP) is required to be included in or reflected by the property, plant, equipment or intangibles or similar fixed asset accounts reflected in the consolidated balance sheet of the

Borrower and the Guarantors (any such expenditure, a "Capital Item"), the incurrence by a Subsidiary Guarantor of any Indebtedness secured (whether such security is limited to principal or otherwise) by a mortgage or other Lien, including any Lien under a Capitalized Lease, on the asset that is the subject of such Capital Item, to the extent that the Net Cash Proceeds of such Indebtedness do not exceed the amount of such Capital Item.

         "Capital Expenditures" shall mean, for any period, the aggregate of all cash expenditures net of cash amounts received by the Borrower and the Guarantors from other Persons during such period in reimbursement of Capital Expenditures made by the Borrower and the Guarantors, excluding interest capitalized during construction, by the Borrower and the Guarantors during such period that, in conformity with GAAP, are required to be included in or reflected by the property, plant, equipment or intangibles or similar fixed asset accounts reflected in the consolidated balance sheet of the Borrower and the Guarantors (including equipment which is purchased simultaneously with the trade-in of existing equipment owned by the Borrower or any of the Guarantors to the extent of the gross amount of such purchase price less the book value of the equipment being traded in at such time), but excluding expenditures made in connection with the replacement or restoration of assets, to the extent reimbursed or financed from insurance proceeds paid on account of the loss of or the damage to the assets being replaced or restored, or from awards of compensation arising from the taking by condemnation or eminent domain of such assets being replaced.

         "Capitalized Lease" shall mean, as applied to any Person, any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

         "Carve-Out" shall have the meaning set forth in Section 2.22.

         "Cases" shall mean the Chapter 11 Cases of the Borrower, FCI and Holdings pending in the Bankruptcy Court.

         "Chase" shall have the meaning set forth in the first paragraph of this Agreement.

         "Closing Date" shall mean the date on which this Agreement has been executed and the conditions precedent to the making of the initial Loans set forth in Section 4.1 have been satisfied or waived, which date shall occur promptly upon the entry of the Interim Order, but no later than August 15, 1997.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Collateral" shall mean the Collateral under the Security and Pledge Agreements.

         "Commitment" shall mean, with respect to each Bank, the commitment of each Bank hereunder in the amount set forth opposite its name on Annex A hereto or as may subsequently be set forth in the Register from time to time, as the same may be reduced from time to time pursuant to Sections 2.9 and 2.12.

         "Commitment Fee" shall have the meaning set forth in Section 2.19.

         "Commitment Letter" shall mean that certain Commitment Letter dated May 12, 1997 among the Agent, Chase Securities Inc., the Borrower and FCI.

         "Commitment Percentage" shall mean at any time, with respect to each Bank, the percentage obtained by dividing its Commitment at such time by the Total Commitment at such time.

         "Consummation Date" shall mean the date of the substantial consummation (as defined in Section 1101 of the Bankruptcy Code and including the effective date of the Reorganization Plan) of a Reorganization Plan of the Borrower and FCI which is confirmed pursuant to an order of the Bankruptcy Court.

         "Denny's Holdings" shall mean Denny's Holdings, Inc., a New York corporation and a direct wholly-owned Subsidiary of the Borrower.

         "Dollars" and "$" shall mean lawful money of the United States of America.

         "EBITDA" shall mean, with respect to the Borrower and the Guarantors for any period, all as determined in accordance with GAAP the consolidated net income (or net loss) for such period, plus (a) the sum of (i) depreciation expense, (ii) amortization expense, (iii) other non-cash charges, (iv) provision for LIFO adjustment for inventory valuation, (v) net total Federal, state and local income tax expense, (vi) gross interest expense for such period less gross interest income for such period, (vii) extraordinary losses, (viii) any non-recurring charge or restructuring charge which in accordance with GAAP is excluded from operating income, (ix) the cumulative effect of any change in accounting principles and (x) "Chapter 11 expenses" (or "administrative costs reflecting Chapter 11 expenses") as shown on the Borrower's consolidated statement of income for such period less (b) extraordinary gains plus or minus
(c) the amount of cash received or expended in such period in respect of any amount which, under clause (viii) above, was taken into account in determining EBITDA for such or any prior period.

         "Eligible Assignee" shall mean (i) a commercial bank having total assets in excess of $1,000,000,000; (ii) a finance company, insurance company or other financial institution or fund in each case acceptable to the Agent which in the ordinary course of business extends credit of the type evidenced by the Notes and has total assets in excess of $200,000,000 and whose becoming an assignee would not constitute a prohibited transaction under Section 4975 of ERISA;

and (iii) any other financial institution satisfactory to the Borrower and the Agent.

         "Environmental Lien" shall mean a Lien in favor of any Governmental Authority for (i) any liability under federal or state environmental laws or regulations, or (ii) damages arising from or costs incurred by such Governmental Authority in response to a release or threatened release of a hazardous or toxic waste, substance or constituent, or other substance into the environment.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

         "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) which is a member of a group of which the Borrower is a member and which is under common control within the meaning of Section 414(b) or (c) of the Code and the regulations promulgated and rulings issued thereunder.

         "Eurocurrency Liabilities" shall have the meaning assigned thereto in Regulation D issued by the Board, as in effect from time to time.

         "Eurodollar Borrowing" shall mean a Borrowing comprised of Eurodollar Loans.

         "Eurodollar Loan" shall mean any Loan bearing interest at a rate determined by reference to the Adjusted LIBOR Rate in accordance with the provisions of Section 2.

         "Event of Default" shall have the meaning given such term in Section 7.

         "Existing Agreements" shall mean that certain Second Amended and Restated Credit Agreement dated as of April 10, 1996 among TWS, the Borrower, the lenders named therein, Bankers Trust Company, Chase and Citibank, N.A. as Co-Administrative Agents and Citibank, N.A. as Funding Agent, the notes delivered pursuant thereto, and all of the agreements granting security interests and liens to the institutions that are Existing Lenders in property and assets of the Borrower and the Subsidiary Guarantors, including without limitation, the security agreements listed on Schedule 1.1 hereto, each of which documents was executed and delivered by the Borrower and (to the extent party thereto) the Subsidiary Guarantors prior to the Filing Date, as each may have been amended or modified from time to time.

         "Existing Hedge Agreement" shall mean the Interest Rate Agreement dated as of December 22, 1993 between Citibank, N.A. and the Borrower.

         "Existing Lenders" shall mean, collectively, those certain lenders under the Existing Agreements, together with any successors or assigns thereof.

         "Fair Market Value" shall mean, with respect to any asset, the value of the consideration obtainable in a sale of such asset in the open market at a specific date assuming a sale by a willing seller to a willing purchaser dealing at arm's length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset, which value shall, for any asset with a Fair Market Value in excess of $5,000,000, be either
(a) the value of such asset as determined in good faith by the Board of Directors of the Borrower or (b) if such asset shall have been the subject of an appraisal done reasonably contemporaneously by an independent third party appraiser and the basic assumptions underlying such appraisal are reasonable, the value of such asset as stated in such appraisal.

         "FCI" shall have the meaning set forth in the Introduction.

         "Fees" shall collectively mean the Commitment Fees, Letter of Credit Fees and other fees referred to in Section 2.18.

         "Filing Date" shall mean July 11, 1997, the date on which the Borrower and FCI filed the voluntary petitions initiating their Cases.

         "Final Order" shall have the meaning given such term in Section 4.2(d).

         "Financial Officer" shall mean the Chief Financial Officer, Vice President Finance or the Treasurer of the Borrower.

         "First-Tier Subsidiaries" shall mean each of TWS, Denny's Holdings, Spartan and each other Subsidiary Guarantor that is not a Subsidiary of another Subsidiary of the Borrower, other than Holdings.

         "Fronting Bank" shall mean Chase or such other Bank (which other Bank shall be reasonably satisfactory to the Borrower) as may agree with Chase to act in such capacity.

         "GAAP" shall mean generally accepted accounting principles applied on a basis consistent with those used in preparing the financial statements referred to in Section 3.4.

         "Governmental Authority" shall mean any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality or any court, in each case whether of the United States or foreign.

         "Guarantors" shall have the meaning set forth in the first paragraph of this Agreement.

         "Holdings" shall have the meaning set forth in the first paragraph of this Agreement.

         "Indebtedness" shall mean, at any time and with respect to any Person,
(i) all indebtedness of such Person for borrowed money; (ii) all indebtedness of such Person for the deferred purchase price of property or services (other than property, including inventory, and services purchased, and expense accruals and deferred compensation items arising, in the ordinary course of business); (iii) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments (other than performance, surety and appeal bonds arising in the ordinary course of business); (iv) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (v) all obligations of such Person under leases which have been or should be, in accordance with GAAP, recorded as capital leases, to the extent required to be so recorded; (vi) all reimbursement, payment or similar obligations of such Person, contingent or otherwise, under acceptance, letter of credit or similar facilities and all obligations of such Person in respect of (x) currency swap agreements, currency future or option contracts and other similar agreements designed to hedge against fluctuations in foreign interest rates, and (y) interest rate swap, cap or collar agreements and interest rate future or option contracts; (vii) all Indebtedness referred to in clauses (i) through (vi) above guaranteed directly or indirectly by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (A) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (B) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss in respect of such Indebtedness; (C) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (D) otherwise to assure a creditor against loss in respect of such Indebtedness; and (viii) all Indebtedness referred to in clauses (i) through
(vii) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

         "Insufficiency" shall mean, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities within the meaning of Section 4001(a)(18) of ERISA using reasonable actuarial assumptions as to interest rates and mortality.

         "Interim Order" shall have the meaning given such term in Section
4.1(c).

         "Interest Expense" shall mean interest expense as determined in accordance with GAAP.

         "Interest Payment Date" shall mean (i) as to any Eurodollar Loan having an Interest Period of 1 month, the last day of such Interest Period, (ii) as to any Eurodollar Loan having an Interest Period of 3 months, each quarterly anniversary of the commencement of such Interest Period and the last day of such Interest Period and (iii) as to all ABR Loans, the last calendar day of each March, June, September and December and the date on which any ABR Loans are refinanced with Eurodollar Loans pursuant to Section 2.11.

         "Interest Period" shall mean, as to any Borrowing of Eurodollar Loans, the period commencing on the date of such Borrowing (including as a result of a refinancing of ABR Loans) or on the last day of the preceding Interest Period applicable to such Borrowing and ending on the numerically corresponding day (or if there is no corresponding day, the last day) in the calendar month that is one or three months thereafter, as the Borrower may elect in the related notice delivered pursuant to Sections 2.5(b) or 2.11; provided, however, that (i) if any Interest Period would end on a day which shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (ii) no Interest Period shall end later than the Termination Date.

         "Investments"  shall have the meaning given such term in Section 6.10.

         "Letter of Credit" shall mean any irrevocable letter of credit issued pursuant to Section 2.2, which letter of credit shall be (i) a standby letter of credit, (ii) issued for such purposes as are reasonably acceptable to the Agent,
(iii) denominated in Dollars and (iv) otherwise in such form as may be reasonably approved from time to time by the Agent and the applicable Fronting Bank.

         "Letter of Credit Account" shall mean the account established by the Borrower under the sole and exclusive control of the Agent maintained at the office of the Agent at 270 Park Avenue, New York, New York 10017 designated as the "Flagstar Corporation Letter of Credit Account" that shall be used solely for the purposes set forth in Sections 2.2(b) and 2.12.

         "Letter of Credit Fees" shall mean the fees payable in respect of Letters of Credit pursuant to Section 2.20.

         "Letter of Credit Outstandings" shall mean, at any time, the sum of (i) the aggregate undrawn stated amount of all Letters of Credit then outstanding plus (ii) all amounts theretofore drawn under Letters of Credit and not then reimbursed.

         "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind whatsoever (including any conditional sale or other title retention agreement or any lease in the nature thereof).

         "Liquor License Affiliates" shall mean La Mirada Enterprises No. 1, Inc., a Texas corporation, and each other Affiliate of the Borrower that may be organized from time to time and the business of which will be limited to the holding of a liquor license for any business maintained by the Borrower or a Subsidiary Guarantor in any jurisdiction where the Borrower and the Subsidiary Guarantors are prohibited from holding a liquor license or where the holding by the Borrower or any such Subsidiary Guarantor of a liquor license would in the best judgment of the Borrower be impracticable.

         "Loan" shall have the meaning given such term in Section 2.1.

         "Loan Documents" shall mean this Agreement, the Notes, the Letters of Credit, the Security and Pledge Agreements, and any other instrument or agreement executed and delivered in connection herewith.

         "Maturity Date" shall mean July 10, 1998.

         "Multiemployer Plan" shall mean a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

         "Multiple Employer Plan" shall mean a Single Employer Plan, which (i) is maintained for employees of the Borrower or an ERISA Affiliate and at least one Person other than the Borrower and its ERISA Affiliates or (ii) was so maintained and in respect of which the Borrower or an ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such Plan has been or were to be terminated.

         "Net Cash Proceeds" shall mean, with respect to any sale, lease, transfer or other disposition of any asset or the sale or issuance of any Indebtedness by any Person, the aggregate amount of cash received from time to time by or on behalf of such Person in connection with such transaction after deducting therefrom only (a) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finder's fees and other similar fees and commissions, (b) the amount of taxes and other governmental fees and charges, if any, payable in connection with or as a result of such transaction,
(c) the amount of any Indebtedness secured by a Lien on such asset that, by the terms of such transaction, is required to be repaid upon such disposition, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, properly attributable to such transaction or to the asset that is the subject thereof and are actually paid by such Person to a Person that is not an Affiliate and (d) in the case of asset dispositions only, an amount of such proceeds equal to the amount of liabilities associated with such asset (including, without limitation, accrued tax liabilities) incurred or retained by the Person disposing of such asset as part of such transaction to the extent, and for the period, such liabilities are reserved against in accordance with GAAP or actually paid by such Person to a Person that is not an Affiliate; provided that such proceeds shall be deemed received by such Person as and when such reserves are no longer maintained and such liabilities are not actually so paid by such Person.

         "Notes" shall mean the promissory notes of the Borrower, substantially in the form of Exhibit A hereto, each payable to the order of a Bank, evidencing Loans.

         "Obligations" shall mean (a) the due and punctual payment of principal of and interest on the Loans and the Notes and the reimbursement of all amounts drawn under Letters of Credit, and (b) the due and punctual payment of the Fees and all other present and future, fixed or contingent, monetary obligations of the Borrower and the Guarantors to the Banks and the Agent under the Loan Documents and in respect of Indebtedness permitted by Sections 6.3(vi) and 6.3(vii).

         "Orders" shall mean the Interim Order and the Final Order of the Bankruptcy Court referred to in Sections 4.1(c) and 4.2(d).

         "Other Taxes" shall have the meaning given such term in Section 2.17.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor agency or entity performing substantially the same functions.

         "Pension Plan" shall mean a defined benefit pension or retirement plan which meets and is subject to the requirements of Section 401(a) of the Code.

         "Permitted Investments" shall mean:

                  (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within twelve months from the date of acquisition thereof;

                  (b) without limiting the provisions of paragraph (d) below, investments in commercial paper maturing within six months from the date of acquisition thereof and having, at such date of acquisition, a rating of at least "A" or the equivalent thereof from Standard & Poor's Corporation or of at least "A2" or the equivalent thereof from Moody's Investors Service, Inc.;

                  (c) investments in certificates of deposit, banker's acceptances and time deposits (including Eurodollar time deposits) maturing within six months from the date of acquisition thereof issued or guaranteed by or placed with (i) any domestic office of the Agent or the bank with whom the Borrower and the Guarantors maintain their cash management system, provided, that if such bank is not a Bank hereunder, such bank shall have entered into an agreement with the Agent pursuant to which such bank shall have waived all rights of setoff and confirmed that such bank does not have, nor shall it claim, a security interest therein or (ii) any domestic office of any other commercial bank of recognized standing organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $250,000,000 and is the principal banking Subsidiary of a bank holding company having a long-term unsecured debt rating of at least "A" or the equivalent thereof from Standard & Poor's Corporation or at least "A2" or the equivalent thereof from Moody's Investors Service, Inc.;

                  (d) investments in commercial paper maturing within six months from the date of acquisition thereof and issued by (i) the holding company of the Agent or (ii) the holding company of any other commercial bank of recognized standing organized under the laws of the United States of America or any State thereof that has (A) a combined capital and surplus in excess of $250,000,000 and (B) commercial paper rated at least "A" or the equivalent thereof from Standard & Poor's Corporation or of at least "A2" or the equivalent thereof from Moody's Investors Service, Inc.;

                  (e) investments in repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause
(a) above entered into with any office of a bank or trust company meeting the qualifications specified in clause (c) above; and

                  (f) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses
(a) through (e) above.

         "Permitted Liens" shall mean (i) Liens imposed by law (other than Environmental Liens and any Lien imposed under ERISA) for taxes, assessments or charges of any Governmental Authority for claims not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP; (ii) statutory and other Liens of landlords, Liens of tenants arising from occupancy rights and statutory Liens of carriers, warehousemen, mechanics, materialmen and other Liens (other than Environmental Liens and any Lien imposed under ERISA) imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP; (iii) Liens (other than any Lien imposed under ERISA) incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts; (iv) easements (including, without limitation, reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and zoning and other restrictions, charges or encumbrances (whether or not recorded), which do not interfere materially with the ordinary conduct of the business of the Borrower or any Guarantor, as the case may be, and which do not materially detract from the value of the property to which they attach or materially impair the use thereof to the Borrower or any Guarantor, as the case may be; (v) purchase money Liens upon or in any property acquired or held in the ordinary course of business to secure the purchase price of such property or to secure Indebtedness permitted by Section 6.3(iii) solely for the purpose of financing the acquisition of such property and Capitalized Leases permitted by Section 6.3(iv) (including, without limitation, Liens securing Capex Financings), provided that any such Liens shall be placed on such property within 180 days following the acquisition thereof;
(vi) extensions, renewals or replacements of any Lien referred to in paragraphs
(i) through (v) above, provided that the principal amount of the obligation secured thereby is not increased and that any such extension, renewal or replacement is limited to the property originally encumbered thereby; and (vii) Liens on cash collateral held by Citibank, N.A. or The Bank of Nova Scotia (the "Existing Issuers") resulting from draws by the Existing Issuers under Letters of Credit issued hereunder as contemplated by Paragraph 2 of that certain Letter of Credit Agreement dated as of July 16, 1997 among TWS, the Borrower and the Existing Issuers, a copy of which has been delivered to the Agent.

         "Person" shall mean any natural person, corporation, division of a corporation, partnership, trust, joint venture, association, company, estate, unincorporated organization or government or any agency or political subdivision thereof.

         "Plan" shall mean a Single Employer Plan or a Multiemployer Plan.

         "Prepayment Date" shall mean thirty (30) days after the entry of the Interim Order by the Bankruptcy Court if the Final Order has not been entered by the Bankruptcy Court prior to the expiration of such thirty (30) day period.

         "Pre-Petition Payment" shall mean a payment (by way of adequate protection or otherwise) of principal or interest or otherwise on account of any pre-petition Indebtedness (other than Indebtedness described in clauses (ii) and (v) of the definition of such term herein).

         "Proposed Plan" shall mean the Debtors' Joint Plan of Reorganization described in the prospectus dated June 5, 1997 contained in the Registration Statement on Form S-4 filed by FCI with the Securities and Exchange Commission on March 24, 1997 as modified by Amendment No. 1 filed on May 8, 1997, Amendment No. 2 filed on May 21, 1997 and Amendment No. 3 filed on June 3, 1997.

         "Register" shall have the meaning set forth in Section 10.3(d).

         "Reorganization Plan" shall mean a plan of reorganization in either of the Cases.

         "Required Banks" shall mean, at any time, Banks (including Chase) holding Loans representing in excess of 50% of the aggregate principal amount of such Loans outstanding or, if no such Loans are outstanding, Banks having Commitments representing in excess of 50% of the Total Commitment.

         "Security and Pledge Agreements" shall have the meaning set forth in
Section 4.1(d).

         "Significant Subsidiary Group" shall mean each of (i) Denny's Holdings and its Subsidiaries, taken as a whole, (ii) Spartan and its Subsidiaries, taken as a whole, and (iii) each other First Tier Subsidiary and its Subsidiaries, taken as a whole, that at any time has (x) assets with a value of not less than 15% of the total value of the assets of the Borrower and the Subsidiary Guarantors taken as a whole or (y) consolidated EBITDA of not less than 15% of the consolidated EBITDA of the Borrower and the Subsidiary Guarantors taken as a whole for the most recent four fiscal quarters.

         "Single Employer Plan" shall mean a single employer plan, as defined in
Section 4001(a)(15) of ERISA, that (i) is maintained for employees of the Borrower or an ERISA Affiliate or (ii) was so maintained and in respect of which the Borrower could have liability under Section 4069 of ERISA in the event such Plan has been or were to be terminated.

         "Spartan" shall mean Spartan Holdings, Inc., a New York corporation and a direct wholly-owned Subsidiary of the Borrower.

         "Statutory Reserves" shall mean on any date the percentage (expressed as a decimal) established by the Board and any other banking authority which is
(i) for purposes of the definition of Base CD Rate, the then stated maximum rate of all reserves (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New

York City, for new three month negotiable nonpersonal time deposits in dollars of $100,000 or more or (ii) for purposes of the definition of Adjusted LIBOR Rate, the then stated maximum rate for all reserves (including but not limited to any emergency, supplemental or other marginal reserve requirements) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency Liabilities (or any successor category of liabilities under Regulation D issued by the Board, as in effect from time to time). Such reserve percentages shall include, without limitation, those imposed pursuant to said Regulation. The Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in such percentage.

         "Subsidiary" shall mean, with respect to any Person (herein referred to as the "parent"), any corporation, association or other business entity (whether now existing or hereafter organized) of which at least a majority of the securities or other ownership interests having ordinary voting power for the election of directors is, at the time as of which any determination is being made, owned or controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

         "Subsidiary Guarantors" shall have the meaning set forth in the first paragraph of this Agreement.

         "Super-majority Banks" shall have the meaning given such term in
Section 10.10(b).

         "Superpriority Claim" shall mean a claim against the Borrower, FCI or Holdings in either of the Cases which is an administrative expense claim having priority over any or all administrative expenses of the kind specified in Sections 503(b) or 507(b) of the Bankruptcy Code.

         "Taxes" shall have the meaning given such term in Section 2.17.

         "Termination Date" shall mean the earliest to occur of (i) the Prepayment Date, (ii) the Maturity Date, (iii) the Consummation Date and (iv) the acceleration of the Loans and the termination of the Total Commitment in accordance with the terms hereof.

         "Termination Event" shall mean (i) a "reportable event", as such term is described in Section 4043 of ERISA and the regulations issued thereunder (other than a "reportable event" not subject to the provision for 30-day notice to the PBGC under Section 4043 of ERISA or such regulations) or an event described in Section 4068 of ERISA excluding events described in Section 4043(c)(9) of ERISA or 29 CFR ss.ss.2615.21 or 2615.23, or (ii) the withdrawal of the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a "substantial employer", as such term is defined in
Section 4001(c) of ERISA, or the incurrence of liability by the Borrower or any ERISA Affiliate under Section 4064 of ERISA upon the termination of a Multiple Employer Plan, or (iii) providing notice of intent to terminate a Plan pursuant to Section 4041(c) of ERISA or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or (iv) the institution of proceedings to terminate a Plan by the PBGC under
Section 4042 of ERISA, or (v) any other event or condition (other than the commencement of the Cases and the failure to have made any contribution accrued as of the Filing Date but not paid) which would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the imposition of any liability under Title IV of ERISA (other than for the payment of premiums to the PBGC).

         "Total Commitment" shall mean, at any time, the sum of the Commitments at such time.

         "Transferee" shall have the meaning given such term in Section 2.17.

         "TWS" shall have the meaning set forth in the first paragraph of this Agreement.

         "Type" when used in respect of any Loan or Borrowing shall refer to the rate of interest by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, "Rate" shall mean the Adjusted LIBOR Rate and the Alternate Base Rate.

         "Unrestricted Subsidiary" shall mean FRD Acquisition Co., a wholly-owned Subsidiary of the Borrower.

         "Unused Total Commitment" shall mean, at any time, (i) the Total Commitment less (ii) the sum of (x) the aggregate outstanding principal amount of all Loans and (y) the aggregate Letter of Credit Outstandings.

         "Withdrawal Liability" shall have the meaning given such term under
Part I of Subtitle E of Title IV of ERISA.

         SECTION 1.2. TERMS GENERALLY. The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references herein to Sections, Exhibits and Schedules shall be deemed references to Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that for purposes of determining compliance with any covenant set forth in Section 6, such terms shall be construed in accordance with GAAP as in effect on the date of this Agreement applied on a basis consistent with the application used in the Borrower's audited financial statements referred to in Section 3.4.

SECTION 2.          AMOUNT AND TERMS OF CREDIT.

         SECTION 2.1.       COMMITMENT OF THE BANKS.

         (a) Each Bank severally and not jointly with the other Banks agrees, upon the terms and subject to the conditions herein set forth to make revolving credit loans (each a "Loan" and collectively, the "Loans") to the Borrower at any time and from time to time during the period commencing on the date hereof and ending on the Termination Date (or the earlier date, if any, of termination of the Total Commitment) in an aggregate principal amount not to exceed, when added to such Bank's Commitment Percentage of the then aggregate Letter of Credit Outstandings (in excess of the amount of cash then held in the Letter of Credit Account pursuant to Section 2.2(b)), the Commitment of such Bank, which Loans may be repaid and reborrowed in accordance with the provisions of this Agreement. At no time shall the sum of the then outstanding aggregate principal amount of the Loans plus the then aggregate Letter of Credit Outstandings exceed the Total Commitment of $200,000,000, as the same may be reduced from time to time pursuant to Sections 2.9 or 2.12, as the case may be.

         (b) Each Borrowing shall be made by the Banks pro rata in accordance with their respective Commitments; provided, however, that the failure of any Bank to make any Loan shall not in itself relieve the other Banks of their obligations to lend.

         SECTION 2.2.       LETTERS OF CREDIT

         (a) Upon the terms and subject to the conditions herein set forth, the Borrower may request a Fronting Bank, at any time and from time to time after the date hereof and prior to the Termination Date, to issue, and subject to the terms and conditions contained herein, such Fronting Bank shall issue, for the account of the Borrower one or more Letters of Credit, provided that no Letter of Credit shall be issued if after giving effect to such issuance (i) the aggregate Letter of Credit Outstandings shall exceed $120,000,000 or (ii) the aggregate Letter of Credit Outstandings, when added to the aggregate outstanding principal amount of the Loans, would exceed the Total Commitment and, provided further that no Letter of Credit shall be issued if the Fronting Bank shall have received notice from the Agent or the Required Banks that the conditions to such issuance have not been met.

         (b) No Letter of Credit shall expire later than the earlier of (x) twelve months from the date of issuance of such Letter of Credit and (y) 60 days after the Maturity Date, provided that if any Letter of Credit shall be outstanding on the Termination Date, the Borrower shall, at or prior to the Termination Date, except as the Agent may otherwise agree in writing, (i) cause all Letters of Credit which expire after the Termination Date to be returned to the Fronting Bank undrawn and marked "cancelled" or (ii) if the Borrower is unable to do so in whole or in part, either (x) provide a "back-to-back" letter of credit to one or more Fronting Banks in a form reasonably satisfactory to such Fronting Bank and the Agent, issued by a bank satisfactory to such Fronting Bank and the Agent, in an amount equal to 105% of the then undrawn stated amount of all outstanding Letters of Credit issued by such Fronting Banks and/or (y) deposit cash in the Letter of Credit Account in an amount equal to 105% of the then undrawn stated amount of all outstanding Letters of Credit as collateral security for the Borrower's reimbursement obligations in connection therewith, such cash to be remitted to the Borrower upon the expiration, cancellation or other termination or satisfaction of such reimbursement obligations.

         (c) The Borrower shall pay to each Fronting Bank, in addition to such other fees and charges as are specifically provided for in Section 2.20 hereof, such fees and charges in connection with the issuance and processing of the Letters of Credit issued by such Fronting Bank as are customarily imposed by such Fronting Bank from time to time in connection with letter of credit transactions.

         (d) Drafts drawn under each Letter of Credit shall be reimbursed by the Borrower in Dollars not later than the first Business Day following the date of draw and shall bear interest from the date of draw until the first Business Day following the date of draw at a rate per annum equal to the Alternate Base Rate plus 1-1/2% and thereafter until reimbursed in full at a rate per annum equal to the Alternate Base Rate plus 3-1/2% (computed on the basis of the actual number of days elapsed over any year of 360 days). The Borrower shall effect such reimbursement (x) if such draw occurs prior to the Termination Date (or the earlier date of termination of the Total Commitment), in cash or through a Borrowing without the satisfaction of the conditions precedent set forth in
Section 4.2 or (y) if such draw occurs on or after the Termination Date (or the earlier date of termination of the Total Commitment), in cash. Each Bank agrees to make the Loans described in clause (x) of the preceding sentence notwithstanding a failure to satisfy the applicable lending conditions thereto or the provisions of Section 2.1 or the occurrence of the Termination Date.

         (e) Immediately upon the issuance of any Letter of Credit by any Fronting Bank, such Fronting Bank shall be deemed to have sold to each Bank other than such Fronting Bank and each such other Bank shall be deemed unconditionally and irrevocably to have purchased from such Fronting Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Bank's Commitment Percentage, in such Letter of Credit, each drawing thereunder and the obligations of the Borrower and the Guarantors under this Agreement with respect thereto. Upon any change in the Commitments pursuant to Section 10.3, it is hereby agreed that with respect to all Letter of Credit Outstandings, there shall be an automatic adjustment to the participations hereby created to reflect the new Commitment Percentages of the assigning and assignee Banks. Any action taken or omitted by a Fronting Bank under or in connection with a Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Fronting Bank any resulting liability to any other Bank.

         (f) In the event that a Fronting Bank makes any payment under any Letter of Credit and the Borrower shall not have reimbursed such amount in full to such Fronting Bank pursuant to this Section, the Fronting Bank shall promptly notify the Agent, which shall promptly notify each Bank of such failure, and each Bank shall promptly and unconditionally pay to the Agent for the account of the Fronting Bank the amount of such Bank's Commitment Percentage of such unreimbursed payment in Dollars and in same day funds. If the Fronting Bank so notifies the Agent, and the Agent so notifies the Banks prior to 11:00 a.m. (New York City time) on any Business Day, such Banks shall make available to the Fronting Bank such Bank's Commitment Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Bank shall not have so made its Commitment Percentage of the amount of such payment available to the Fronting Bank, such Bank agrees to pay to such Fronting Bank, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Agent for the account of such Fronting Bank at the Federal Funds Effective Rate. The failure of any Bank to make available to the Fronting Bank its Commitment Percentage of any payment under any Letter of Credit shall not relieve any other Bank of its obligation hereunder to make available to the Fronting Bank its Commitment Percentage of any payment under any Letter of Credit on the date required, as specified above, but no Bank shall be responsible for the failure of any other Bank to make available to such Fronting Bank such other Bank's Commitment Percentage of any such payment. Whenever a Fronting Bank receives a payment of a reimbursement obligation as to which it has received any payments from the Banks pursuant to this paragraph, such Fronting Bank shall pay to each Bank which has paid its Commitment Percentage thereof, in Dollars and in same day funds, an amount equal to such Bank's Commitment Percentage thereof.

         SECTION 2.3. ISSUANCE. Whenever the Borrower desires a Fronting Bank to issue a Letter of Credit, it shall give to such Fronting Bank and the Agent at least two Business Days' prior written (including telegraphic, telex, facsimile or cable communication) notice (or such shorter period as may be agreed upon by the Agent, the Borrower and the Fronting Bank) specifying the date on which the proposed Letter of Credit is to be issued (which shall be a Business Day), the stated amount of the Letter of Credit so requested, the expiration date of such Letter of Credit and the name and address of the beneficiary thereof.

         SECTION 2.4. NATURE OF LETTER OF CREDIT OBLIGATIONS ABSOLUTE. The obligations of the Borrower to reimburse the Banks for drawings made under any Letter of Credit shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation (it being understood that any such payment by the Borrower shall be without prejudice to, and shall not constitute a waiver of, any rights the Borrower might have or might acquire as a result of the payment by the Fronting Bank of any draft or the reimbursement by the Borrower thereof): (i) any lack of validity or enforceability of any Letter of Credit; (ii) the existence of any claim, setoff, defense or other right which the Borrower or any Guarantor may have at any time against a beneficiary of any Letter of Credit or against any of the Banks, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction; (iii) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iv) payment by a Fronting Bank of any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit; (v) any other circumstance or happening whatsoever, which is similar to any of the foregoing; or (vi) the fact that any Event of Default shall have occurred and be continuing.

         SECTION 2.5.       MAKING OF LOANS.

                  (a) Except as contemplated by Section 2.10, Loans shall be either ABR Loans or Eurodollar Loans as the Borrower may request subject to and in accordance with this Section, provided that all Loans made pursuant to the same Borrowing shall, unless otherwise specifically provided herein, be Loans of the same Type. Each Bank may fulfill its Commitment with respect to any Eurodollar Loan or ABR Loan by causing any lending office of such Bank to make such Loan; provided that any such use of a lending office shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of the applicable Note. Each Bank shall, subject to its overall policy considerations, use reasonable efforts (but shall not be obligated) to select a lending office which will not result in the payment of increased costs by the Borrower pursuant to Section 2.14. Subject to the other provisions of this Section and the provisions of Section 2.11, Borrowings of Loans of more than one Type may be incurred at the same time, provided that no more than five (5) Borrowings of Eurodollar Loans may be outstanding at any time.

                  (b) The Borrower shall give the Agent prior notice of each Borrowing hereunder of at least three Business Days for Eurodollar Loans and one Business Day for ABR Loans; such notice shall be irrevocable and shall specify the amount of the proposed Borrowing (which shall not be less than $5,000,000 in the case of Eurodollar Loans and $1,000,000 in the case of ABR Loans) and the date thereof (which shall be a Business Day) and shall contain disbursement instructions. Such notice, to be effective, must be received by the Agent not later than 12:00 noon, New York City time, on the third Business Day in the case of Eurodollar Loans and the first Business Day in the case of ABR Loans, preceding the date on which such Borrowing is to be made except as provided in the last sentence of this Section 2.5(b). Such notice shall specify whether the Borrowing then being requested is to be a Borrowing of ABR Loans or Eurodollar Loans. If no election is made as to the Type of Loan, such notice shall be deemed a request for Borrowing of ABR Loans. The Agent shall promptly notify each Bank of its proportionate share of such Borrowing, the date of such Borrowing, the Type of Borrowing or Loans being requested and the Interest Period or Interest Periods applicable thereto, as appropriate. On the borrowing date specified in such notice, each Bank shall make its share of the Borrowing available at the office of the Agent at 270 Park Avenue, New York, New York 10017, no later than 12:00 noon, New York City time, in immediately available funds. Upon receipt of the funds made available by the Banks to fund any borrowing hereunder, the Agent shall disburse such funds in the manner specified in the notice of borrowing delivered by the Borrower and shall use reasonable efforts to make the funds so received from the Banks available to the Borrower no later than 2:00 p.m. New York City time (other than as provided in the following sentence). With respect to ABR Loans of $15,000,000 or less, the Banks shall make such Borrowings available to the Borrower by 4:00 p.m., New York City time, on the same Business Day that the Borrower gives notice to the Agent of such Borrowing by 12:00 noon, New York City time.

         SECTION 2.6. NOTES; REPAYMENT OF LOANS. The Loans made by each Bank shall be evidenced by a Note, duly executed on behalf of the Borrower, dated the Closing Date or the date of the effectiveness of the applicable Assignment and Acceptance, as the case may be, in substantially the form attached hereto as Exhibit A, payable to the order of such Bank in an aggregate principal amount equal to such Bank's Commitment. The outstanding principal balance of all of the Loans, as evidenced by such Notes, shall be payable on the Termination Date. Each Note shall bear interest from the date thereof on the outstanding principal balance thereof as set forth in Section 2.7. Each Bank shall, and is hereby authorized by the Borrower to, endorse on the schedule attached to each Note delivered to such Bank (or on a continuation of such schedule attached to such Note and made a part thereof), or otherwise to record in such Bank's internal records, an appropriate notation evidencing the date and amount of each Loan from such Bank, each payment and prepayment of principal of any such Loan, each payment of interest on any such Loan and the other information provided for on such schedule; provided, however, that the failure of any Bank to make such a notation or any error therein shall not affect the obligation of the Borrower to repay the Loans made by such Bank in accordance with the terms of this Agreement and the applicable Notes.

         SECTION 2.7.        INTEREST ON LOANS.

                  (a) Subject to the provisions of Section 2.8, each ABR Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Alternate Base Rate plus 1-1/2%.

                   (b) Subject to the provisions of Section 2.8, each Eurodollar Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal, during each Interest Period applicable thereto, to the Adjusted LIBOR Rate for such Interest Period in effect for such Borrowing plus 2-1/2%.

                   (c) Accrued interest on all Loans shall be payable in arrears on each Interest Payment Date applicable thereto, at maturity (whether by acceleration or otherwise), after such maturity on demand and (with respect to Eurodollar Loans) upon any repayment or prepayment thereof (on the amount prepaid).

         SECTION 2.8. DEFAULT INTEREST. If the Borrower or any Guarantor, as the case may be, shall default in the payment of the principal of or interest on any Loan or in the payment of any other amount becoming due hereunder (including, without limitation, the reimbursement pursuant to Section 2.2(d) of any draft drawn under a Letter of Credit), whether at stated maturity, by acceleration or otherwise, the Borrower or such Guarantor, as the case may be, shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to (x) in the case of Borrowings consisting of Eurodollar Loans, the Adjusted LIBOR Rate in effect for such Borrowing plus 4-1/2% and (y) in the case of all other amounts, the Alternate Base Rate plus 3-1/2%.

         SECTION 2.9. OPTIONAL TERMINATION OR REDUCTION OF COMMITMENT. Upon at least two Business Days' prior written notice to the Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Unused Total Commitment. Each such reduction of the Commitments shall be in the principal amount of $5,000,000 or any integral multiple thereof. Simultaneously with each reduction or termination of the Commitment, the Borrower shall pay to the Agent for the account of each Bank the Commitment Fee accrued on the amount of the Commitment of such Bank so terminated or reduced through the date thereof. Any reduction of the Total Commitment pursuant to this Section shall be applied pro rata to reduce the Commitment of each Bank.

         SECTION 2.10. ALTERNATE RATE OF INTEREST. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Loan, the Agent shall have determined (which determination shall be conclusive and binding upon the Borrower absent manifest error) that reasonable means do not exist for ascertaining the applicable Adjusted LIBOR

Rate, the Agent shall, as soon as practicable thereafter, give written or telegraphic notice of such determination to the Borrower and the Banks, and any request by the Borrower for a Borrowing of Eurodollar Loans (including pursuant to a refinancing with Eurodollar Loans) pursuant to Section 2.5 or 2.11 shall be deemed a request for a Borrowing of ABR Loans. After such notice shall have been given and until the circumstances giving rise to such notice no longer exist, each request for a Borrowing of Eurodollar Loans shall be deemed to be a request for a Borrowing of ABR Loans.

         SECTION 2.11. REFINANCING OF LOANS. The Borrower shall have the right, at any time, on three Business Days' prior irrevocable notice to the Agent (which notice, to be effective, must be received by the Agent not later than 12:00 noon, New York City time, on the third Business Day preceding the date of any refinancing), (x) to refinance (without the satisfaction of the conditions set forth in Section 4 as a condition to such refinancing) any outstanding Borrowing or Borrowings of Loans of one Type (or a portion thereof) with a Borrowing of Loans of the other Type or (y) to continue an outstanding Borrowing of Eurodollar Loans for an additional Interest Period, subject to the following:

                  (a) as a condition to the refinancing of ABR Loans with Eurodollar Loans and to the continuation of Eurodollar Loans for an additional Interest Period, no Event of Default shall have occurred and be continuing at the time of such refinancing;

                  (b) if less than a full Borrowing of Loans shall be refinanced, such refinancing shall be made pro rata among the Banks in accordance with the respective principal amounts of the Loans comprising such Borrowing held by the Banks immediately prior to such refinancing;

                  (c) the aggregate principal amount of Loans being refinanced shall be at least $1,000,000, provided that no partial refinancing of a Borrowing of Eurodollar Loans shall result in the Eurodollar Loans remaining outstanding pursuant to such Borrowing being less than $5,000,000 in aggregate principal amount;

                  (d) each Bank shall effect each refinancing by applying the proceeds of its new Eurodollar Loan or ABR Loan, as the case may be, to its Loan being refinanced;

                  (e) the Interest Period with respect to a Borrowing of Eurodollar Loans effected by a refinancing or in respect to the Borrowing of Eurodollar Loans being continued as Eurodollar Loans shall commence on the date of refinancing or the expiration of the current Interest Period applicable to such continuing Borrowing, as the case may be;

                  (f) a Borrowing of Eurodollar Loans may be refinanced only on the last day of an Interest Period applicable thereto; and

                  (g) each request for a refinancing with a Borrowing of Eurodollar Loans which fails to state an applicable Interest Period shall be deemed to be a request for an Interest Period of one month.

In the event that the Borrower shall not give notice to refinance any Borrowing of Eurodollar Loans, or to continue such Borrowing as Eurodollar Loans, or shall not be entitled to refinance or continue such Borrowing as Eurodollar Loans, in each case as provided above, such Borrowing shall automatically be refinanced with a Borrowing of ABR Loans at the expiration of the then-current Interest Period. The Agent shall, after it receives notice from the Borrower, promptly give each Bank notice of any refinancing, in whole or part, of any Loan made by such Bank.

         SECTION 2.12. COMMITMENT TERMINATION; CASH COLLATERAL. Upon the Termination Date, the Total Commitment shall be terminated in full and the Borrower shall pay the Loans in full and, except as the Agent may otherwise agree in writing, if any Letter of Credit remains outstanding, deposit into the Letter of Credit Account an amount equal to 105% of the amount by which the sum of the aggregate Letter of Credit Outstandings exceeds the amount of cash held in the Letter of Credit Account, such cash to be remitted to the Borrower upon the expiration, cancellation, satisfaction or other termination of such reimbursement obligations, or otherwise comply with Section 2.2(b).

         SECTION 2.13.    OPTIONAL PREPAYMENT OF LOANS; REIMBURSEMENT OF BANKS.

                  (a) The Borrower shall have the right at any time and from time to time to prepay any Loans, in whole or in part, (x) with respect to Eurodollar Loans, upon at least three Business Days' prior written, telex or facsimile notice to the Agent and (y) with respect to ABR Loans on the same Business Day if written, telex or facsimile notice is received by the Agent prior to 12:00 noon, New York City time, and thereafter upon at least one Business Day's prior written, telex or facsimile notice to the Agent; provided, however, that (i) with respect to Eurodollar Loans, each such partial prepayment shall be in integral multiples of $1,000,000, (ii) with respect to ABR Loans, each such partial prepayment shall be in integral multiples of $1,000,000, (iii) no prepayment of Eurodollar Loans shall be permitted pursuant to this Section 2.13(a) other than on the last day of an Interest Period applicable thereto (and other than in connection with the syndication of the credit facility evidenced by this Agreement), and (iv) no partial prepayment of a Borrowing of Eurodollar Loans shall result in the aggregate principal amount of the Eurodollar Loans remaining outstanding pursuant to such Borrowing being less than $5,000,000. Each notice of prepayment shall specify the prepayment date, the principal amount of the Loans to be prepaid and in the case of Eurodollar Loans, the Borrowing or Borrowings pursuant to which made, shall be irrevocable and shall commit the Borrower to prepay such Loan by the amount and on the date stated therein. The Agent shall, promptly after receiving notice from the Borrower hereunder, notify each Bank of the principal amount of the Loans held by such Bank which are to be prepaid, the prepayment date and the manner of application of the prepayment.

                  (b) The Borrower shall reimburse each Bank on demand for any loss incurred or to be incurred by it in the reemployment of the funds released
(i) resulting from any prepayment (for any reason whatsoever, including, without limitation, refinancing with ABR Loans) of any Eurodollar Loan required or permitted under this Agreement, if such Loan is prepaid other than on the last day of the Interest Period for such Loan (including, without limitation, any such prepayment in connection with the syndication of the credit facility evidenced by this Agreement) or (ii) in the event that after the Borrower delivers a notice of borrowing under Section 2.5 in respect of Eurodollar Loans, such Loans are not made on the first day of the Interest Period specified in such notice of borrowing for any reason other than a breach by such Bank of its obligations hereunder. Such loss shall be the amount as reasonably determined by such Bank as the excess, if any, of (A) the amount of interest which would have accrued to such Bank on the amount so paid or not borrowed at a rate of interest equal to the Adjusted LIBOR Rate for such Loan, for the period from the date of such payment or failure to borrow to the last day (x) in the case of a payment or refinancing with ABR Loans other than on the last day of the Interest Period for such Loan, of the then current Interest Period for such Loan, or (y) in the case of such failure to borrow, of the Interest Period for such Loan which would have commenced on the date of such failure to borrow, over (B) the amount of interest which would have accrued to such Bank on such amount by placing such amount on deposit for a comparable period with leading banks in the London interbank market. Each Bank shall deliver to the Borrower from time to time one or more certificates setting forth the amount of such loss as determined by such Bank.

                  (c) In the event the Borrower fails to prepay any Loan on the date specified in any prepayment notice delivered pursuant to Section 2.13(a), the Borrower on demand by any Bank shall pay to the Agent for the account of such Bank any amounts required to compensate such Bank for any loss incurred by such Bank as a result of such failure to prepay, including, without limitation, any loss, cost or expenses incurred by reason of the acquisition of deposits or other funds by such Bank to fulfill deposit obligations incurred in anticipation of such prepayment, but without duplication of any amounts paid under Section 2.13(b). Each Bank shall deliver to the Borrower from time to time one or more certificates setting forth the amount of such loss as determined by such Bank.

                  (d) Any partial prepayment of the Loans by the Borrower pursuant to Sections 2.12 or 2.13 shall be applied as specified by the Borrower or, in the absence of such specification, as determined by the Agent, provided that in each case no Eurodollar Loans shall be prepaid pursuant to Section 2.12 to the extent that such Loan has an Interest Period ending after the required date of prepayment unless and until all outstanding ABR Loans and Eurodollar Loans with Interest Periods ending on such date have been repaid in full.

         SECTION 2.14.      RESERVE REQUIREMENTS; CHANGE IN CIRCUMSTANCES.

                  (a) Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Bank of the principal of or interest on any Eurodollar Loan made by such Bank or any fees or other amounts payable hereunder (other than changes in respect of Taxes, Other Taxes and taxes imposed on, or measured by, the net income or overall gross receipts or franchise taxes of such Bank by the jurisdiction in which such Bank has its principal office or in which the applicable lending office for such Eurodollar Loan is located or by any political subdivision or taxing authority therein, or by any other jurisdiction or by any political subdivision or taxing authority therein other than a jurisdiction in which such Bank would not be subject to tax but for the execution and performance of this Agreement), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by such Bank (except any such reserve requirement which is reflected in the Adjusted LIBOR Rate) or shall impose on such Bank or the London interbank market any other condition affecting this Agreement or the Eurodollar Loans made by such Bank, and the result of any of the foregoing shall be to increase the cost to such Bank of making or maintaining any Eurodollar Loan or to reduce the amount of any sum received or receivable by such Bank hereunder or under the Notes (whether of principal, interest or otherwise) by an amount reasonably deemed by such Bank to be material, then the Borrower will pay to such Bank in accordance with paragraph (c) below such additional amount or amounts as will compensate such Bank for such additional costs incurred or reduction suffered.

                  (b) If any Bank shall have reasonably determined that the applicability of any change in any law, rule, regulation or guideline adopted pursuant to or arising out of the July 1988 report of the Basel Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards", or the adoption or effectiveness after the date hereof of any law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any

Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or any Lending Office of such Bank) or any Bank's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital or on the capital of such Bank's holding company, if any, as a consequence of this Agreement, the Loans made by such Bank pursuant hereto, such Bank's Commitment hereunder or the issuance of, or participation in, any Letter of Credit by such Bank to a level below that which such Bank or such Bank's holding company could have achieved but for such adoption, change or compliance (taking into account such Bank's policies and the policies of such Bank's holding company with respect to capital adequacy) by an amount reasonably deemed by such Bank to be material, then from time to time the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank or such Bank's holding company for any such reduction suffered.

                  (c) A certificate of each Bank setting forth such amount or amounts as shall be necessary to compensate such Bank or its holding company as specified in paragraph (a) or (b) above, as the case may be, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay each Bank the amount shown as due on any such certificate delivered to it within 10 days after its receipt of the same. Any Bank receiving any such payment shall promptly make a refund thereof to the Borrower if the law, regulation, guideline or change in circumstances giving rise to such payment is subsequently deemed or held to be invalid or inapplicable.

                  (d) Failure on the part of any Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Bank's right to demand compensation with respect to such period or any other period. The protection of this Section shall be available to each Bank regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

         SECTION 2.15.      CHANGE IN LEGALITY.

                  (a) Notwithstanding anything to the contrary contained elsewhere in this Agreement, if (x) any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration thereof shall make it unlawful for a Bank to make or maintain a Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to a Eurodollar Loan or (y) at any time any Bank determines that the making or continuance of any of its Eurodollar Loans has become impracticable as a result of a contingency occurring after the date hereof which adversely affects the London interbank market or the position of such Bank in such market, then, by written notice to the Borrower, such Bank may (i) declare that Eurodollar Loans will not thereafter be made by such Bank hereunder, whereupon any request by the Borrower for a Eurodollar Borrowing shall, as to such Bank only, be deemed a request for an ABR Loan unless such declaration shall be subsequently withdrawn; and (ii) require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below. In the event any Bank shall exercise its rights under clause (i) or (ii) of this paragraph (a), all payments and prepayments of principal which would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Bank or the converted Eurodollar Loans of such Bank shall instead be applied to repay the ABR Loans made by such Bank in lieu of, or resulting from the conversion of, such Eurodollar Loans.

                  (b) For purposes of this Section 2.15, a notice to the Borrower by any Bank pursuant to paragraph (a) above shall be effective, if lawful, and if any Eurodollar Loans shall then be outstanding, on the last day of the then-current Interest Period, otherwise, such notice shall be effective on the date of receipt by the Borrower.

         SECTION 2.16. PRO RATA TREATMENT, ETC. All payments and repayments of principal and interest in respect of the Loans (except as provided in Sections
2.14 and 2.15) shall be made pro rata among the Banks in accordance with the then outstanding principal amount of the Loans and/or participations in Letter of Credit Outstandings and all outstanding undrawn Letters of Credit (and the unreimbursed amount of drawn Letters of Credit) hereunder and all payments of Commitment Fees and Letter of Credit Fees (other than those payable to a Fronting Bank) shall be made pro rata among the Banks in accordance with their Commitments. All payments by the Borrower hereunder and under the Notes shall be
(i) net of any tax applicable to the Borrower or Guarantor and (ii) made in Dollars in immediately available funds at the office of the Agent by 12:00 noon, New York City time, on the date on which such payment shall be due. Interest in respect of any Loan hereunder shall accrue from and including the date of such Loan to but excluding the date on which such Loan is paid in full or converted to a Loan of a different Type.

         SECTION 2.17.      TAXES.

                  (a) Any and all payments by the Borrower or any Guarantor hereunder and under the Notes shall be made free and clear of and without deduction for any and all current or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) taxes imposed on or measured by the net income or overall gross receipts of the Agent or any Bank (or any transferee or assignee thereof, including a participation holder (any such entity being called a "Transferee")) and franchise taxes imposed on the Agent or any Bank (or Transferee) by the United States or any jurisdiction under the laws of which the Agent or any such Bank (or Transferee) is organized or in which the applicable lending office of any such Bank (or Transferee) is located or any political subdivision thereof or by any other jurisdiction or by any political subdivision or taxing authority therein other than a jurisdiction in which the Agent or such Bank would not be subject to tax but for the execution and performance of this Agreement and (ii) taxes, levies, imposts, deductions, charges or withholdings ("Amounts") with respect to payments hereunder or under the Notes to a Bank (or Transferee) in accordance with laws in effect on the later of the date of this Agreement and the date such Bank (or Transferee) becomes a Bank (or Transferee, as the case may be), but not excluding, with respect to such Bank (or Transferee), any increase in such Amounts solely as a result of any change in such laws occurring after such later date or any Amounts that would not have been imposed but for actions (other than actions contemplated by this Agreement or the Notes) taken by the Borrower after such later date (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower or any Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Banks (or any Transferee) or the Agent, (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) such Bank (or Transferee) or the Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law.

                  (b) In addition, the Borrower agrees to pay any current or future stamp or documentary taxes or any other excise or property taxes, charges, assessments or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

                  (c) The Borrower will indemnify each Bank (or Transferee) and the Agent for the full amount of Taxes and Other Taxes paid by such Bank (or Transferee) or the Agent, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant taxing authority or other Governmental Authority. Such indemnification shall be made within 30 days after the date any Bank (or Transferee) or the Agent, as the case may be, makes written demand therefor. If a Bank (or Transferee) or the Agent shall become aware that it is entitled to receive a refund in respect of Taxes or Other Taxes as to which it has been indemnified by the Borrower pursuant to this Section, it shall promptly notify the Borrower of the availability of such refund and shall, within 30 days after receipt of a request by the Borrower, apply for such refund at the Borrower's expense. If any Bank (or Transferee) or the Agent receives a refund in respect of any Taxes or Other Taxes as to which it has been indemnified by the Borrower pursuant to this Section, it shall promptly notify the Borrower of such refund and shall, within 30 days after receipt of a request by the Borrower (or promptly upon receipt, if the Borrower has requested application for such refund pursuant hereto), repay such refund to the Borrower (to the extent of amounts that have been paid by the Borrower under this Section with respect to such refund plus interest that is received by the Bank (or Transferee) or the Agent as part of the refund), net of all out-of-pocket expenses of such Bank (or Transferee) or the Agent and without additional interest thereon; provided that the Borrower, upon the request of such Bank (or Transferee) or the Agent, agrees to return such refund (plus penalties, interest or other charges) to such Bank (or Transferee) or the Agent in the event such Bank (or Transferee) or the Agent is required to repay such refund. Nothing contained in this subsection (c) shall require any Bank (or Transferee) or the Agent to make available any of its tax returns (or any other information relating to its taxes that it deems to be confidential).

                  (d) Within 30 days after the date of any payment of Taxes or Other Taxes withheld by the Borrower in respect of any payment to any Bank (or Transferee) or the Agent, the Borrower will furnish to the Agent, at its address referred to on the signature pages hereof, the original or a certified copy of a receipt evidencing payment thereof.

                  (e) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section shall survive the payment in full of the principal of and interest on all Loans made hereunder.

                  (f) Each Bank (or Transferee) that is organized under the laws of a jurisdiction outside the United States shall, if legally able to do so, prior to the immediately following due date of any payment by the Borrower hereunder, deliver to the Borrower such certificates, documents or other evidence, as required by the Code or

Treasury Regulations issued pursuant thereto, including (A) Internal Revenue Service Form W-8 or W-9 and (B) Internal Revenue Service Form 1001 or Form 4224 and any other certificate or statement of exemption required by Treasury Regulation Section 1.1441-1, 1.1441-4 or 1.1441-6(c) or any subsequent version thereof or successors thereto, properly completed and duly executed by such Bank (or Transferee) establishing that such payment is (i) not subject to United States Federal withholding tax under the Code because such payment is effectively connected with the conduct by such Bank (or Transferee) of a trade or business in the United States or (ii) totally exempt from United States Federal withholding tax or subject to a reduced rate of such tax under a provision of an applicable tax treaty. Unless the Borrower and the Agent have received forms or other documents satisfactory to them indicating that such payments hereunder or under the Notes are not subject to United States Federal withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrower or the Agent shall withhold taxes from such payments at the applicable statutory rate.

                  (g) The Borrower shall not be required to pay any additional amounts to any Bank (or Transferee) in respect of United States Federal withholding tax pursuant to subsection (a) above if the obligation to pay such additional amounts would not have arisen but for a failure by such Bank (or Transferee) to comply with the provisions of subsection (f) above.

                  (h) Any Bank (or Transferee) claiming any additional amounts payable pursuant to this Section 2.17 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Borrower or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts that may thereafter accrue and would not, in the sole reasonable determination of such Bank, be otherwise materially disadvantageous to such Bank (or Transferee).

         SECTION 2.18. CERTAIN FEES. The Borrower shall pay to the Agent, for the respective accounts of the Agent and the Banks, the fees set forth in that certain letter agreement dated May 12, 1997 among the Agent, Chase Securities Inc., FCI and the Borrower.

         SECTION 2.19. COMMITMENT FEE. The Borrower shall pay to the Banks a commitment fee (the "Commitment Fee") for the period commencing on the date the Commitment Letter is executed to the Termination Date or the earlier date of termination of the Commitment, computed (on the basis of the actual number of days elapsed over a year of 360 days) at the rate of one-half of one percent (1/2%) per annum on the average daily Unused Total Commitment. Such Commitment Fee, to the extent then accrued, shall be payable (x) monthly, in arrears, on the last calendar day of each month, (y) on the Termination Date and (z) as provided in Section 2.9 hereof, upon any reduction or termination in whole or in part of the Total Commitment.

         SECTION 2.20. LETTER OF CREDIT FEES. The Borrower shall pay with respect to each Letter of Credit (i) to the Agent on behalf of the Banks a fee calculated (on the basis of the actual number of days elapsed over a year of 360 days) at the rate of (x) two and one-half (2-1/2%) per annum on the daily average Letter of Credit Outstandings and (ii) to the Fronting Bank such Fronting Bank's customary fees for issuance, amendments and processing referred to in Section 2.2. In addition, the Borrower agrees to pay each Fronting Bank for its account a fronting fee in respect of each Letter of Credit issued by such Fronting Bank, for the period from and including the date of issuance of such Letter of Credit to and including the date of termination of such Letter of Credit, computed at a rate, and payable at times, to be determined by such Fronting Bank, the Borrower and the Agent. Accrued fees described in clause (i) of the first sentence of this paragraph in respect of each Letter of Credit shall be due and payable monthly in arrears on the last calendar day of each month and on the Termination Date, or such earlier date as the Total Commitment is terminated. Accrued fees described in clause (ii) of the first sentence of this paragraph in respect of each Letter of Credit shall be payable at times to be determined by the Fronting Bank, the Borrower and the Agent.

         SECTION 2.21. NATURE OF FEES. All Fees shall be paid on the dates due, in immediately available funds, to the Agent for the respective accounts of the Agent and the Banks, as provided herein and in the letters described in Section
2.18. Once paid, none of the Fees shall be refundable under any circumstances.

         SECTION 2.22. PRIORITY AND LIENS. The Borrower, FCI and Holdings each hereby covenants, represents and warrants that, upon entry of the Interim Order
(i) pursuant to Section 364(c)(1) of the Bankruptcy Code, the Obligations of the Borrower, FCI and Holdings hereunder and under the Loan Documents and in respect of Indebtedness permitted by Sections 6.3(vi) and Section 6.3(vii) shall at all times constitute allowed administrative expense claims in the Cases having priority over all administrative expenses of the kind specified in Sections 503(b) or 507(b) of the Bankruptcy Code, (ii) pursuant to Section 364(c)(2) of the Bankruptcy Code, the Obligations of the Borrower, FCI and Holdings hereunder and under the Loan Documents and in respect of Indebtedness permitted by Sections 6.3(vi) and Section 6.3(vii) shall at all times be secured by a perfected first priority Lien on all unencumbered property of the Borrower, FCI and Holdings (including, but not limited to, property that secured the obligations of the Borrower under the Existing Agreements prior to the Filing
Date) and all cash maintained in the Letter of Credit Account and any direct investments of the funds contained therein and (iii) pursuant to Section 364(c)(3) of the Bankruptcy Code, the Obligations of the Borrower, FCI and Holdings hereunder and under the Loan Documents and in respect of Indebtedness permitted by Sections 6.3(vi) and Section

6.3(vii) shall be secured by a perfected Lien upon all property of the Borrower, FCI and Holdings (other than the property that is subject to existing Liens granted under the Existing Agreements, all of which Liens shall be released at the time of the initial extension hereunder) that is subject to valid and perfected Liens in existence on the Filing Date, junior to such valid and perfected Liens, subject in each case only to (x) in the event of the occurrence and during the continuance of an Event of Default or an event that would constitute an Event of Default with the giving of notice or lapse of time or both, the payment of allowed and unpaid professional fees and disbursements incurred by the Borrower, FCI and Holdings and any statutory committees appointed in the Cases in an aggregate amount not in excess of $2,500,000 and
(y) the payment of unpaid fees pursuant to 28 U.S.C. ss.1930 (collectively, the "Carve-Out"), provided that following the Termination Date amounts in the Letter of Credit Account shall not be subject to the Carve-Out. The Banks agree that so long as no Event of Default or event which with the giving of notice or lapse of time or both would constitute an Event of Default shall have occurred, the Borrower, FCI and Holdings shall be permitted to pay compensation and reimbursement of expenses allowed and payable under 11 U.S.C. ss. 330 and 11 U.S.C. ss. 331, as the same may be due and payable, and the same shall not reduce the Carve-Out.

         SECTION 2.23. RIGHT OF SET-OFF. Subject to the provisions of Section 7.1, upon the occurrence and during the continuance of any Event of Default, the Agent and each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law and without further order of or application to the Bankruptcy Court, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Agent and each such Bank to or for the credit or the account of the Borrower or any Guarantor against any and all of the obligations of such Borrower or Guarantor now or hereafter existing under the Loan Documents, irrespective of whether or not such Bank shall have made any demand under any Loan Document and although such obligations may be unmatured. Each Bank and the Agent agrees promptly to notify the Borrower and Guarantors after any such set-off and application made by such Bank or by the Agent, as the case may be, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank and the Agent under this Section are in addition to other rights and remedies which such Bank and the Agent may have upon the occurrence and during the continuance of any Event of Default.

         SECTION 2.24. SECURITY INTEREST IN LETTER OF CREDIT ACCOUNT. Pursuant to Section 364(c)(2) of the Bankruptcy Code, the Borrower, FCI and Holdings hereby assign and pledge to the Agent, for its benefit and for the ratable benefit of the Banks, and hereby grant to the Agent, for its benefit and for the ratable benefit of the Banks, a first priority security interest, senior to all other Liens, if any, in all of the Borrower's, FCI's and Holdings' right, title and interest in and to the Letter of Credit Account and any direct investment of the funds contained therein.

         SECTION 2.25. PAYMENT OF OBLIGATIONS. Upon the maturity (whether by acceleration or otherwise) of any of the obligations under this Agreement or any of the other Loan Documents of the Borrower and the Guarantors, the Banks shall be entitled to immediate payment of such obligations without further application to or order of the Bankruptcy Court.

         SECTION 2.26. NO DISCHARGE; SURVIVAL OF CLAIMS. Each of the Borrower, FCI and Holdings agrees that (i) its obligations hereunder shall not be discharged by the entry of an order confirming the Reorganization Plan (and each of the Borrower, FCI and Holdings, pursuant to Section 1141(d)(4) of the Bankruptcy Code and upon entry of the Interim Order, hereby waives any such discharge) and (ii) the Superpriority Claim granted to the Agent and the Banks pursuant to the Order and described in Section 2.22 and the Liens granted to the Agent pursuant to the Order and described in Sections 2.22 and 2.24 shall not be affected in any manner by the entry of an order confirming the Reorganization Plan.

SECTION 3.           REPRESENTATIONS AND WARRANTIES

         In order to induce the Banks to make Loans and issue and/or participate in Letters of Credit hereunder, the Borrower and each of the Guarantors jointly and severally represent and warrant as follows:

         SECTION 3.1. ORGANIZATION AND AUTHORITY. Each of the Borrower and the Guarantors (i) is a corporation duly organized and validly existing under the laws of the State of its incorporation and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the financial condition, operations, business, properties or assets of the Borrower and the Guarantors taken as a whole; (ii) has the requisite corporate power and authority to effect the transactions contemplated hereby, and by the other Loan Documents to which it is a party (subject to approval of the Bankruptcy Court, in the case of the Borrower, FCI and Holdings with respect to matters not in the ordinary course of business); and (iii) has all requisite corporate power and authority and the legal right to own, pledge, mortgage and operate its properties, and to conduct its business as now or currently proposed to be conducted (subject to approval of the Bankruptcy Court, in the case of the Borrower, FCI and Holdings with respect to matters not in the ordinary course of business).

         SECTION 3.2. DUE EXECUTION. The execution, delivery and performance by each of the Borrower and the Guarantors of each of the Loan Documents to which it is a party (i) are within the respective corporate powers of each of the Borrower and the Guarantors, have been duly authorized by all necessary corporate action, including the consent of shareholders where required, and do not (A) contravene the charter or by-laws of any of the Borrower or the Guarantors, (B) violate any law (including, without limitation, the Securities Exchange Act of 1934) or regulation (including, without limitation, Regulations G, T, U or X of the Board of Governors of the Federal Reserve System), or any order or decree of any court or governmental instrumentality, (C) violate or result in a breach of, or constitute a default under, any material indenture, mortgage or deed of trust (entered into after the Filing Date in the case of the Borrower, Holdings and FCI and whenever entered into in the case of the Subsidiary Guarantors) or any material lease, agreement or other instrument (entered into after the Filing Date in the case of the Borrower, Holdings and FCI and whenever entered into in the case of the Subsidiary Guarantors) binding on the Borrower or the Guarantors or any of their properties, or (D) result in or require the creation or imposition of any Lien upon any of the property of any of the Borrower, Holdings or the Guarantors other than the Liens granted pursuant to this Agreement; and (iii) do not require the consent, authorization by or approval of or notice to or filing or registration with any Governmental Authority other than (in the case of the Borrower, Holdings and FCI) the entry of the Orders. This Agreement has been duly executed and delivered by each of the Borrower and the Guarantors. This Agreement is, and each of the other Loan Documents to which the Borrower and each of the Guarantors is or will be a party, when delivered hereunder or thereunder, will be, a legal, valid and binding obligation of the Borrower and each Guarantor, as the case may be, enforceable against the Borrower and the Guarantors, as the case may be, in accordance with its terms, subject (in the case of the Borrower, FCI and Holdings) to the terms of the Orders.

         SECTION 3.3. STATEMENTS MADE. The information that has been delivered in writing by the Borrower or any of the Guarantors to the Agent or to the Bankruptcy Court in connection with any Loan Document, and any financial statement delivered pursuant hereto or thereto (other than to the extent that any such statements constitute projections), taken as a whole and in light of the circumstances in which made, contains no untrue statement of a material fact and does not omit to state a material fact necessary to make such statements not misleading; and, to the extent that any such information constitutes projections, such projections were prepared in good faith on the basis of assumptions, methods, data, tests and information believed by the Borrower or such Guarantor to be reasonable at the time such projections were furnished.

         SECTION 3.4. FINANCIAL STATEMENTS. The Borrower has furnished the Banks with copies of the audited consolidated financial statement and schedules of the Borrower and the Guarantors for the fiscal year ended December 31, 1996. Such financial statements present fairly the financial condition and results of operations of the Borrower and the Guarantors on a consolidated basis as of such dates and for such periods; such balance sheets and the notes thereto disclose all liabilities, direct or contingent, of the Borrower and the Guarantors as of the dates thereof required to be disclosed by GAAP and such financial statements were prepared in a manner consistent with GAAP, subject to normal year end adjustments. No material adverse change in the, operations, business, properties, assets, prospects or condition (financial or otherwise) of the Borrower and the Guarantors, taken as a whole, has occurred from that set forth in the Borrower's audited consolidated financial statements for the year ended December 31, 1996, other than (x) those which customarily occur and as a result of events leading up to and following the commencement of a proceeding under Chapter 11 of the Bankruptcy Code, (y) the commencement of the Cases and (z) those, if any, disclosed in a writing satisfactory to the Banks delivered to the Agent prior to the execution of this Agreement. Schedule 3.4 sets forth all Indebtedness incurred since December 31, 1996.

         SECTION 3.5. OWNERSHIP. Each of the Persons listed on Schedule 3.5 is a wholly-owned, direct or indirect Subsidiary of the Borrower, and the Borrower owns no other Subsidiaries, whether directly or indirectly, other than as set forth on Schedule 3.5.

         SECTION 3.6. LIENS. Except for Liens existing on the Filing Date as reflected on Schedule 3.6, there are no Liens of any nature whatsoever on any assets of the Borrower or any of the Guarantors other than: (i) Liens granted pursuant to the Existing Agreements; (ii) Permitted Liens; (iii) Liens permitted pursuant to Section 6.1(i), (iv), (v) and (vi); and (iv) Liens in favor of the Agent and the Banks. Neither the Borrower nor the Guarantors are parties to any contract, agreement, lease or instrument the performance of which, either unconditionally or upon the happening of an event, will result in or require the creation of a Lien on any assets of the Borrower or any Guarantor or otherwise result in a violation of this Agreement other than the Liens granted to the Agent and the Banks as provided for in this Agreement.

         SECTION 3.7.       COMPLIANCE WITH LAW.

                  (a) (i) The operations of the Borrower and the Guarantors comply in all material respects with all applicable environmental, health and safety statutes and regulations, including, without limitation, regulations promulgated under the Resource Conservation and Recovery Act (42 U.S.C. ss.ss.6901 et seq.); (ii) to the Borrower's and each of the Guarantor's knowledge, none of the operations of the Borrower or the Guarantors is the subject of any Federal or state investigation evaluating whether any remedial action involving a material expenditure by the Borrower or any Guarantor is needed to respond to a release of any Hazardous Waste or Hazardous Substance (as such terms are defined in any applicable state or Federal environmental law or regulations) into the environment; and (iii) to the Borrower's and each of the Guarantor's knowledge, the Borrower and the Guarantors do not have any material contingent liability in connection with any release of any Hazardous Waste or Hazardous Substance into the environment.

                  (b) Neither the Borrower nor any Guarantor is, to the best of its knowledge, in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority the violation of which, or a default with respect to which, would have a material adverse effect on the financial condition, operations, business, properties or assets of the Borrower and the Guarantors taken as a whole.

         SECTION 3.8. INSURANCE. All policies of insurance of any kind or nature owned by or issued to the Borrower and the Guarantors, including, without limitation, policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers' compensation, employee health and welfare, title, property and liability insurance, are in full force and effect and are of a nature and provide such coverage as is sufficient and as is customarily carried by companies of the size and character of the Borrower and the Guarantors.

         SECTION 3.9. THE ORDERS. On the date of the making of the initial Loans or the issuance of the initial Letters of Credit hereunder, whichever first occurs, the Interim Order will have been entered and will not have been stayed, amended, vacated, reversed or rescinded. On the date of the making of any Loan or the issuance of any Letter of Credit, the Interim Order or the Final Order, as the case may be, shall have been entered and shall not have been amended, stayed, vacated or rescinded. Upon the maturity (whether by the acceleration or otherwise) of any of the obligations of the Borrower and the Guarantors hereunder and under the other Loan Documents, the Banks shall, subject to the provisions of Section 7.1, be entitled to immediate payment of such obligations, and to enforce the remedies provided for hereunder, without further application to or order by the Bankruptcy Court.

         SECTION 3.10. USE OF PROCEEDS. The proceeds of the Loans shall be used
(i) to refinance and replace extensions of credit under the Existing Agreements, and (ii) for general working capital of the Borrower and the Guarantors.

         SECTION 3.11. LITIGATION. Except as set forth on Schedule 3.11, there are no unstayed actions, suits or proceedings pending or, to the knowledge of the Borrower or the Guarantors, threatened against or affecting the Borrower or the Guarantors or any of its properties, before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which is reasonably likely to have a material adverse effect on the financial condition, business, properties, prospects, operations or assets of the Borrower and the Guarantors, taken as a whole.

SECTION 4.          CONDITIONS OF LENDING

         SECTION 4.1. CONDITIONS PRECEDENT TO INITIAL LOANS AND INITIAL LETTERS OF CREDIT. The obligation of the Banks to make the initial Loans or the Fronting Bank to issue the initial Letter of Credit, whichever may occur first, is subject to the following conditions precedent:

                  (a) Supporting Documents. The Agent shall have received for each of the Borrower and the Guarantors:

                           (i) a copy of such entity's certificate of
                  incorporation, as amended, certified as of a recent date by the Secretary of State of the state of its incorporation;

                           (ii) a certificate of such Secretary of State, dated
                  as of a recent date, as to the good standing of and payment of taxes by, that entity and as to the charter documents on file in the office of such Secretary of State; and

                           (iii) a certificate of the Secretary or an Assistant
                  Secretary of that entity dated the date of the initial Loans or the initial Letter of Credit hereunder, whichever first occurs, and certifying (A) that attached thereto is a true and complete copy of the by-laws of that entity as in effect on the date of such certification, (B) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of that entity authorizing the Borrowings and Letter of Credit extensions hereunder, the execution, delivery and performance in accordance with their respective terms of this Agreement, the Notes to be executed by it, the Loan Documents and any other documents required or contemplated hereunder or thereunder and the granting of the security interest in the Letter of Credit Account contemplated hereby, (C) that the certificate of incorporation of that entity has not been amended since the date of the last amendment thereto indicated on the certificate of the Secretary of State furnished pursuant to clause (i) above and (D) as to the incumbency and specimen signature of each officer of that entity executing this Agreement, the Notes to be executed by it and the Loan Documents or any other document delivered by it in connection herewith or therewith (such certificate to contain a certification by another officer of that entity as to the incumbency and signature of the officer signing the certificate referred to in this clause (iii)).

                  (b) Notes. On or before the date of the initial Loans or the issuance of the initial Letter of Credit hereunder, whichever first occurs, the Agent shall have received Notes executed on behalf of the Borrower, dated the Closing Date, payable to the order of each of the Banks, in an amount equal to such Bank's Commitment.

                  (c) Interim Order. At the time of the making of the initial Loans or at the time of the issuance of the initial Letter of Credit, whichever first occurs, the Agent and the Banks shall have received a certified copy of an order of the Bankruptcy Court in substantially the form of Exhibit B-1 (the "Interim Order") approving the Loan Documents and granting the Superpriority Claim status and senior Liens described in Section 2.22 which shall (i) have been entered upon an application or motion of the Borrower, FCI and Holdings satisfactory in form and substance to the Agent on no less than two Business Days' prior notice to such parties in interest in the Cases as may be satisfactory to the Agent, (ii) authorize extensions of credit in amounts satisfactory to the Agent, (iii) approve the payment by the Borrower of all of the Fees set forth in Section 2.18, (iv) be in full force and effect, and (v) not have been stayed, reversed, modified or amended in any respect and, if the Interim Order is the subject of a pending appeal in any respect, neither the making of such Loans nor the issuance of such Letter of Credit nor the performance by the Borrower or any of the Guarantors of any of their respective obligations hereunder or under the Loan Documents or under any other instrument or agreement referred to herein shall be the subject of a presently effective stay pending appeal.

                  (d) Security and Pledge Agreements; Perfection. (i) The Borrower, FCI and Holdings shall have duly executed and delivered to the Agent a Security and Pledge Agreement in substantially the form of Exhibit C-1, (ii) the Subsidiary Guarantors shall have duly executed and delivered to the Agent a Security and Pledge Agreement in substantially the form of Exhibit C-2 and (iii) certain of the Subsidiary Guarantors and the Borrower shall have duly executed and delivered to the Agent a Trademark Security Agreement in substantially the form of Exhibit C-3 (collectively, and as the same may from time to time be amended, modified or supplemented, the "Security and Pledge Agreements"); and the Agent shall have received evidence satisfactory to it that all actions that the Agent may reasonably deem necessary or desirable in order to perfect and protect the Liens created by the Security and Pledge Agreements have been taken (including, without limitation, the delivery to the Agent of (1) certificates representing the Pledged Shares referred to in the Security and Pledge Agreements, accompanied by undated stock powers executed in blank, (2) instruments evidencing the Pledged Debt referred to in the Security and Pledge Agreements endorsed in blank, (3) acknowledgment copies or stamped receipt copies of financing statements satisfactory in form and substance to the Agent duly filed on or before the Closing Date under the Uniform Commercial Code of all jurisdictions that the Agent may deem necessary or desirable in order to perfect and protect the Liens granted by the Security and Pledge Agreements, (4) copies of the Assigned Agreements referred to in the Security and Pledge Agreements, together with a consent to such assignment in form and substance satisfactory to the Agent duly executed by each party to such Assigned Agreements other than the Borrower and its Subsidiaries and (5) evidence of filings with the United States Patent and Trademark Office with respect to the Trademark Security Agreement referred to in clause
         (iii) of this Section and evidence that all other actions that the Agent may deem necessary or desirable in order to perfect and protect the Liens created by such Trademark Security Agreement have been taken).

                  (e) Release of Liens. The Agent shall have received evidence satisfactory to the Agent of the release of all Liens granted under the Existing Agreements in a manner satisfactory to the Agent.

                  (f) Rights under Existing Agreements. The Agent shall have received evidence satisfactory to it that the holders of all of the Liens granted pursuant to the Existing Agreements (including, without limitation, Liens securing obligations of the nature described in clause (vi) of the definition of the term "Indebtedness" herein) have agreed, in a manner satisfactory to the Agent, to forbear from exercising any rights against the Subsidiary Guarantors or their property thereunder as a consequence of the commencement of the Cases or otherwise prior to the occurrence of the Closing Date.

                  (g) Reorganization Plan. The Agent shall have received evidence satisfactory to it that (i) the Borrower and FCI have filed the Proposed Plan with the Bankruptcy Court, (ii) the Borrower and FCI shall have solicited acceptances of the Proposed Plan pursuant to the Registration Statement that is referred to in the definition of the term "Proposed Plan" herein and (iii) prior to the filing of the petitions initiating the Cases, the Borrower and FCI shall have received acceptances of the Proposed Plan from the holders of at least two-thirds in amount of the Borrower's senior subordinated debentures who number more than one-half of such holders.

                  (h) Financing Commitment. The Commitment Letter dated May 12, 1997 among the Agent, Chase Securities, Inc., the Borrower and FCI with respect to a commitment to provide, at the time of the consummation of the Reorganization Plan, the aggregate principal amount of no less than $200,000,000 as a credit facility for certain of the Subsidiary Guarantors shall be in full force and effect.

                  (i) First Day Orders. All of the "first day orders" presented to the Bankruptcy Court at or about the time of the commencement of the Cases shall be reasonably satisfactory in form and substance to the Agent.

                  (j) Opinion of Counsel to the Borrower. The Agent and the Banks shall have received the favorable written opinion of counsel to the Borrower and the Guarantors reasonably acceptable to the Agent, dated the date of the initial Loans or the issuance of the initial Letter of Credit, whichever first occurs, substantially in the form of Exhibit D.

                  (k) Payment of Fees. The Borrower shall have paid to the Agent the then unpaid balance of all accrued and unpaid Fees then owed under and pursuant to this Agreement and the letters referred to in Section 2.18.

                  (l) Corporate and Judicial Proceedings. All corporate and judicial proceedings and all instruments and agreements in connection with the transactions among the Borrower, the Guarantors, the Agent and the Banks contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Agent, and the Agent shall have received all information and copies of all documents and papers, including records of corporate and judicial proceedings, which the Agent may have reasonably requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate, governmental or judicial authorities.

                  (m) Information. The Agent shall have received such information (financial or otherwise) as may be reasonably requested by the Agent.

                  (n) Compliance with Laws. The Borrower and the Guarantors shall have granted the Agent access to and the right to inspect all reports, audits and other internal information of the Borrower and the Guarantors relating to environmental matters, and any third party verification of certain matters relating to compliance with environmental laws and regulations requested by the Agent, and the Agent shall be reasonably satisfied that the Borrower and the Guarantors are in compliance in all material respects with all applicable environmental laws and regulations and be satisfied with the costs of maintaining such compliance.

                  (o) Outstanding Obligations Under Existing Agreements. The aggregate principal amount outstanding under the Existing Agreements in respect of direct borrowings and letters of credit shall not exceed an amount that is satisfactory to the Agent.

                  (p) UCC-11 Searches. The Agent shall have received UCC-11 searches conducted in the jurisdictions in which the Borrower and the Guarantors conduct business (dated as of a date reasonably satisfactory to the Agent), reflecting the absence of Liens and encumbrances in the assets of the Borrower and the Guarantors other than such Liens as may be satisfactory to the Agent.

                  (q) Closing Documents. The Agent shall have received all closing documents (including security documents granting liens in favor of the Agent contemplated hereby) required by this Agreement reasonably satisfactory in form and substance to the Agent.

         SECTION 4.2. CONDITIONS PRECEDENT TO EACH LOAN AND EACH LETTER OF CREDIT. The obligation of the Banks to make each Loan and of the Fronting Bank to issue each Letter of Credit, including the initial Loan and the initial Letter of Credit, is subject to the following conditions precedent:

                  (a) Notice. The Agent shall have received a notice with respect to such borrowing or issuance, as the case may be, as required by Section 2.

                  (b) Representations and Warranties. All representations and warranties contained in this Agreement and the other Loan Documents or otherwise made in writing in connection herewith or therewith shall be true and correct in all material respects on and as of the date of each Borrowing or the issuance of each Letter of Credit hereunder with the same effect as if made on and as of such date except to the extent such representations and warranties expressly relate to an earlier date.

                  (c) No Default. On the date of each Borrowing hereunder or the issuance of each Letter of Credit, the Borrower and Guarantors shall be in compliance with all of the terms and provisions set forth herein to be observed or performed and no Event of Default or event which upon notice or lapse of time or both would constitute an Event of Default shall have occurred and be continuing.

                  (d) Orders. The Interim Order shall be in full force and effect and shall not have been stayed, reversed, modified or amended in any respect without the prior written consent of the Agent and the Required Banks, provided, that at the time of the making of any Loan or the issuance of any Letter of Credit the aggregate amount of either of which, when added to the sum of the principal amount of all Loans then outstanding and the Letter of Credit Outstandings, would exceed the amount thereof which was authorized by the Bankruptcy Court in the Interim Order (collectively, the "Additional Credit"), the Agent and each of the Banks shall have received a certified copy of an order of the Bankruptcy Court in substantially the form of Exhibit B-2 (the "Final Order"), which, in any event, shall have been entered by the Bankruptcy Court no later than 30 days after the entry of the Interim Order, and at the time of the extension of any Additional Credit the Final Order shall be in full force and effect, and shall not have been stayed, reversed, modified or amended in any respect without the prior written consent of the Agent and the Required Banks; and if either the Interim Order or the Final Order is the subject of a pending appeal in any respect, neither the making of the Loans nor the issuance of any Letter of Credit nor the performance by the Borrower or any Guarantor of any of their respective obligations under any of the Loan Documents shall be the subject of a presently effective stay pending appeal.

                  (e) Payment of Fees. The Borrower shall have paid to the Agent the then unpaid balance of all accrued and unpaid Fees then payable under and pursuant to this Agreement and the letter referred to in
         Section 2.18.

The request by the Borrower for, and the acceptance by the Borrower of, each extension of credit hereunder shall be deemed to be a representation and warranty by the Borrower that the conditions specified in this Section have been satisfied or waived at that time.

SECTION 5.          AFFIRMATIVE COVENANTS

         From the date hereof and for so long as any Commitment shall be in effect or any Letter of Credit shall remain outstanding (in a face amount in excess of the amount of cash then held in the Letter of Credit Account, or in excess of the face amount of back-to-back letters of credit delivered, in each case pursuant to Section 2.2(b)), or any amount shall remain outstanding under any Note or unpaid under this Agreement, the Borrower and each of the Guarantors agree that, unless the Required Banks shall otherwise consent in writing, it will:

         SECTION 5.1. FINANCIAL STATEMENTS, REPORTS, ETC. In the case of the Borrower and the Guarantors, deliver to the Agent and each of the Banks (PROVIDED that the information and reports referred to in paragraphs (g) through (k) of this Section shall be delivered solely to the Agent):

                  (a) within 90 days after the end of each fiscal year, the Borrower's consolidated and consolidating balance sheet and related statement of income and cash flows, showing the financial condition of the Borrower and the Guarantors on a consolidated and consolidating basis as of the close of such fiscal year and the results of their respective operations during such year, the consolidated statement of the Borrower to be audited for the Borrower and its consolidated Subsidiaries by independent public accountants of recognized national standing acceptable to the Required Banks and accompanied by an opinion of such accountants (which shall not be qualified in any material respect other than with respect to the Cases), and the consolidating statement to be subjected to the auditing procedures applied to such audit of the consolidated statement, and to be certified by a Financial Officer of the Borrower to the effect that such consolidated financial statements fairly present the financial condition and results of operations of the Borrower and the Guarantors on a consolidated basis in accordance with GAAP consistently applied;

                  (b) within 45 days after the end of each of the first three fiscal quarters and within 90 days after the end of the fourth fiscal quarter of each fiscal year, the Borrower's consolidated and consolidating balance sheets and related statements of income and cash flows, showing the financial condition of the Borrower and the Guarantors on a consolidated and consolidating basis as of the close of such fiscal quarter and the results of their operations during such fiscal quarter and the then elapsed portion of the fiscal year, each certified by a Financial Officer as fairly presenting the financial condition and results of operations of the Borrower and the Guarantors on a consolidated and consolidating basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments;

                  (c) concurrently with any delivery of financial statements under (a) or (b) above, (i) a certificate of a Financial Officer, certifying such statements (A) certifying that no Event of Default or event which upon notice or lapse of time or both would constitute an Event of Default has occurred, or, if such an Event of Default or event has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (B) setting forth computations in reasonable detail satisfactory to the Agent demonstrating compliance with the provisions of Sections 6.4 and 6.5 and (ii) a certificate (which certificate may be limited to accounting matters and disclaim responsibility for legal interpretations) of such accountants accompanying the audited consolidated financial statements delivered under (a) above certifying that, in the course of the regular audit of the business of the Borrower and its consolidated Subsidiaries, such accountants have obtained no knowledge that an Event of Default has occurred and is continuing, or if, in the opinion of such accountants, an Event of Default has occurred and is continuing, specifying the nature thereof and all relevant facts with respect thereto;

                  (d) within thirty-five days of the end of each fiscal month (commencing with the fiscal month ending on or about June 30, 1997), the unaudited monthly cash flow reports of the

         Borrower and the Guarantors on a consolidated basis and as of the close of such fiscal month and the results of their operations during such fiscal period and the then elapsed portion of the fiscal year, all certified by a Financial Officer as fairly presenting the results of operations of the Borrower and the Guarantors on a consolidated basis, subject to normal year-end audit adjustments;

                  (e) as soon as possible, and in any event within 30 days following the Closing Date, a pro forma statement of the Borrower's and Guarantors' financial condition as of the Filing Date in detail reasonably satisfactory to the Agent;

                  (f) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by it with the Securities and Exchange Commission, or any governmental authority succeeding to any of or all the functions of said commission, or with any national securities exchange, as the case may be;

                  (g) as soon as available and in any event (A) within 30 days after the Borrower or any of its ERISA Affiliates knows or has reason to know that any Termination Event described in clause (i) of the definition of Termination Event with respect to any Single Employer Plan of the Borrower or such ERISA Affiliate has occurred and (B) within 10 days after the Borrower or any of its ERISA Affiliates knows or has reason to know that any other Termination Event with respect to any such Plan has occurred, a statement of a Financial Officer of the Borrower describing such Termination Event and the action, if any, which the Borrower or such ERISA Affiliate proposes to take with respect thereto;

                  (h) promptly and in any event within 10 days after receipt thereof by the Borrower or any of its ERISA Affiliates from the PBGC copies of each notice received by the Borrower or any such ERISA Affiliate of the PBGC's intention to terminate any Single Employer Plan of the Borrower or such ERISA Affiliate or to have a trustee appointed to administer any such Plan;

                  (i) promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Single Employer Plan of the Borrower or any of its ERISA Affiliates;

                  (j) within 10 days after notice is given or required to be given to the PBGC under Section 302(f)(4)(A) of ERISA of the failure of the Borrower or any of its ERISA Affiliates to make timely payments to a Plan, a copy of any such notice filed and a statement of a Financial Officer of the Borrower setting forth

         (A) sufficient information necessary to determine the amount of the lien under Section 302(f)(3), (B) the reason for the failure to make the required payments and (C) the action, if any, which the Borrower or any of its ERISA Affiliates proposed to take with respect thereto;

                  (k) promptly and in any event within 10 days after receipt thereof by the Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor, a copy of each notice received by the Borrower or any ERISA Affiliate concerning (A) the imposition of Withdrawal Liability by a Multiemployer Plan, (B) the determination that a Multiemployer Plan is, or is expected to be, in reorganization within the meaning of Title IV of ERISA, (C) the termination of a Multiemployer Plan within the meaning of Title IV of ERISA, or (D) the amount of liability incurred, or which may be incurred, by the Borrower or any ERISA Affiliate in connection with any event described in clause (A), (B) or
          (C) above;

                  (l) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower or any Guarantor, or compliance with the terms of any material loan or financing agreements as the Agent or any Bank may reasonably request; and

                  (m) furnish to the Agent and its counsel promptly after the same is available, copies of all pleadings, motions, applications, judicial information, financial information and other documents filed by or on behalf of the Borrower or any of the Guarantors with the Bankruptcy Court in the Cases, or distributed by or on behalf of the Borrower or any of the Guarantors to any official committee appointed in the Cases.

         SECTION 5.2. CORPORATE EXISTENCE. Do or cause to be done and cause each of the Guarantors to do or cause to be done all things necessary to preserve, renew and keep in full force and effect its corporate existence, material rights, licenses, permits and franchises and comply in all material respects with all laws and regulations applicable to it, provided, however, nothing in this provision will restrict the Subsidiary Guarantors from entering into a transaction permitted by Section 6.2.

         SECTION 5.3. INSURANCE. (a) Keep its insurable properties insured at all times, against such risks, including fire and other risks insured against by extended coverage, as is customary with companies of the same or similar size in the same or similar businesses; and maintain in full force and effect public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by the Borrower or any Guarantor, as the case may be, in such amounts and with such deductibles as are customary with companies of the same or similar size in the same or similar businesses and in the same geographic area; and (b) maintain such other insurance or self insurance as may be required by law.

         SECTION 5.4. OBLIGATIONS AND TAXES. With respect to the Borrower and each Guarantor, pay all its material obligations (arising after the Filing Date in the case of the Borrower, FCI and Holdings and whenever arising in the case of the Subsidiary Guarantors) promptly and in accordance with their terms and pay and discharge promptly all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property (arising after the Filing Date in the case of the Borrower, FCI and Holdings and whenever arising in the case of the Subsidiary Guarantors), before the same shall become in default, as well as all material lawful claims for labor, materials and supplies or otherwise (arising after the Filing Date in the case of the Borrower, FCI and Holdings and whenever arising in the case of the Subsidiary Guarantors), which, if unpaid, might become a Lien or charge upon such properties or any part thereof; provided, however, that the Borrower and each Guarantor shall not be required to pay and discharge or to cause to be paid and discharged any such obligation, tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings (if the Borrower and the Guarantors shall have set aside on their books adequate reserves therefor). For purposes of this Section 5.4, "material obligations" means obligations, the breach of which would have a material adverse effect on the business or financial condition of the Borrower and its Subsidiaries taken as a whole.

         SECTION 5.5. NOTICE OF EVENT OF DEFAULT, ETC. Promptly give to the Agent notice in writing of any Event of Default or the occurrence of any event or circumstance which with the passage of time or giving of notice or both would constitute an Event of Default.

         SECTION 5.6. ACCESS TO BOOKS AND RECORDS. Maintain or cause to be maintained at all times true and complete books and records of the financial operations of the Borrower and the Guarantors; and provide the Agent and its representatives access to all such books and records during regular business hours, in order that the Agent may examine and make abstracts from such books, accounts, records and other papers for the purpose of verifying the accuracy of the various reports delivered by the Borrower or the Guarantors to the Agent or the Banks pursuant to this Agreement or for otherwise ascertaining compliance with this Agreement; and at any reasonable time and from time to time during regular business hours, upon reasonable notice, permit the Agent and any agents or representatives (including, without limitation, appraisers) thereof to visit the properties of the Borrower and the Guarantors and to conduct examinations of and to monitor the Collateral held by the Agent.

         SECTION 5.7. BUSINESS PLAN. As soon as practicable, furnish to the Agent the Borrower's business plan, and make its senior officers available to discuss the same with the Agent upon the Agent's reasonable request.

         SECTION 5.8. MAINTENANCE OF CONCENTRATION ACCOUNTS. By no later than 25 days following the Closing Date, the Borrower and the Guarantors, shall have established, and shall thereafter maintain, with the Agent an account or accounts to be used by the Borrower and the Guarantors as their principal concentration accounts, and the Borrower shall cause the Guarantors to transfer to such concentration account or accounts funds maintained in their operating accounts at such times and in such amounts as may be satisfactory to the Agent.

         SECTION 5.9. SUBSIDIARY GUARANTOR FILINGS. In the event any of the Subsidiary Guarantors becomes the subject of a case under the Bankruptcy Code, the Borrower shall provide Chase, and shall cause such Subsidiary Guarantor to provide Chase, with the opportunity to provide debtor-in-possession financing to such Subsidiary Guarantor in such case and the opportunity to meet any other debtor-in-possession financing proposal that such Subsidiary Guarantors may receive (and, to that end, shall furnish to Chase, and shall cause such Subsidiary Guarantor to furnish to Chase, copies of any such proposal promptly upon receipt).

SECTION 6.           NEGATIVE COVENANTS

         From the date hereof and for so long as any Commitment shall be in effect or any Letter of Credit shall remain outstanding (in a face amount in excess of the amount of cash then held in the Letter of Credit Account, or in excess of the face amount of back-to-back letters of credit delivered, in each case pursuant to Section 2.2(b)) or any amount shall remain outstanding under any Note or unpaid under this Agreement, unless the Required Banks shall otherwise consent in writing, the Borrower and each of the Guarantors will not (and will not apply to the Bankruptcy Court for authority to):

         SECTION 6.1. LIENS. Incur, create, assume or suffer to exist any Lien on any asset of the Borrower or the Guarantors, now owned or hereafter acquired by the Borrower or any of such Guarantors, other than (i) Liens which were existing on the Filing Date as reflected on Schedule 3.6 hereto (it being understood that the Liens granted pursuant to the Existing Agreements shall be released in a manner satisfactory to the Agent at the time of the initial extension of credit hereunder) and with respect to Liens existing on the property of the Subsidiary Guarantors (other than the First-Tier Subsidiaries) extensions, renewals, refinancings or replacements thereof; provided, however, that no such extensions, renewals, refinancings or replacements will extend to or cover any property not theretofore subject to the Lien being extended, renewed, refinanced or replaced; and provided further that the Subsidiary Guarantors (other than First-Tier Subsidiaries) may substitute for the property subject to any such Lien other property with substantially the same Fair Market Value and not otherwise subject to the Lien of a Loan Document, so long as (1) the property for which such substitution is made is fully and effectively released from such Lien and (2) the property being subjected to such Lien is held (x) by a Subsidiary Guarantor (other than a First-Tier Subsidiary) that is a member of the same Significant Subsidiary Group as the Subsidiary Guarantor holding the property being released or (y) if the Subsidiary Guarantor holding the property being released is not a member of a Significant Subsidiary Group, by another Subsidiary Guarantor that is not a member of a Significant Subsidiary Group; (ii) Permitted Liens; (iii) Liens in favor of the Agent and the Banks; (iv) unperfected Liens on property of the Subsidiary Guarantors (other than First-Tier Subsidiaries) in favor of (1) other Subsidiary Guarantors (other than First-Tier Subsidiaries) arising in connection with intercompany transactions among Subsidiary Guarantors that (x) are members of the same Significant Subsidiary Group or (y) are not members of any Significant Subsidiary Group; (v) Liens upon or on any assets acquired directly or indirectly as permitted by Section 6.10(ix), provided such Liens exist at the time such assets are so acquired and that no such Lien shall extend to or cover any property other than such assets; and (vi) Liens upon or on any other assets of the Subsidiary Guarantors securing obligations in an aggregate amount not to exceed $5,000,000 at any time outstanding.

         SECTION 6.2. MERGER, ETC. Merge with or into or consolidate with or into, or convey, transfer or otherwise dispose of (whether in one transaction or in a series of related transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, except that any Subsidiary Guarantor (other than First-Tier Subsidiaries) may (i) merge or consolidate with or transfer all or substantially all of its assets to any other Subsidiary Guarantor within the same Significant Subsidiary Group or, if such Subsidiary Guarantor is not a member of any Significant Subsidiary Group, with any other Subsidiary Guarantor which is not a member of any Significant Subsidiary Group and (ii) acquire by merger the assets of any Person to the extent permitted by Section 6.10(ix); provided no such merger, consolidation, transfer or acquisition involving a Subsidiary Guarantor results in any loss of ownership by the Borrower of such Subsidiary Guarantor.

         SECTION 6.3. INDEBTEDNESS. Contract, create, incur, assume or suffer to exist any Indebtedness, except for (i) Indebtedness under this Agreement, (ii) Indebtedness incurred prior to the Filing Date (including existing Capitalized Leases), (iii) Indebtedness incurred by Subsidiary Guarantors subsequent to the Filing Date secured by purchase money Liens (exclusive of Capex Financings) in an aggregate amount not to exceed $5,000,000, (iv) Capex Financings in an aggregate amount not to exceed $15,000,000 during the fiscal quarter ending June 30, 1997, $10,000,000 during the fiscal quarter ending September 30, 1997, $10,000,000 during the fiscal quarter ending December 31, 1997, $1,000,000 during the fiscal quarter ending March 31, 1998 or $1,000,000 during the fiscal quarter ending June 30, 1998 (provided that if the aggregate amount of Capex Financings that are incurred during any of the fiscal quarters described in this clause is less than the permitted amount thereof for such fiscal quarter, 100% of the unused portion thereof may be carried over to and incurred in the next succeeding fiscal quarter in addition to the amount that is otherwise permitted to be incurred in such succeeding fiscal quarter), (v) Indebtedness arising from Investments among the Borrower and the Guarantors that are permitted hereunder, (vi) Indebtedness owed to Chase or any of its banking Affiliates in respect of any overdrafts and related liabilities arising from treasury, depository and cash management services or in connection with any automated clearing house transfers of funds, provided that the aggregate principal amount of such Indebtedness shall not exceed $30,000,000 at any one time outstanding, (vii) all Indebtedness necessary to permit the continuation of the Existing Hedge Agreement so long as Citibank, N.A. is a Bank hereunder and the aggregate notional amount thereof shall not exceed $300,000,000, or if Citibank, N.A. does not become a Bank hereunder and one or more of the Banks (including Chase) determines, in its sole discretion, to enter into a new interest rate agreement or agreements with the Borrower the obligations of the Borrower in respect of which shall be in substitution for the Borrower's obligations under the Existing Hedge Agreement (each such new interest rate agreement, a "Bank Hedge Agreement"), all Indebtedness the Bank Hedge Agreements provided that the aggregate notional amount thereof shall not exceed $300,000,000; and (viii) in the case of the Subsidiary Guarantors (other than First-Tier Subsidiaries):

                  (A) all interest, fees, reimbursement and indemnification amounts, and all other accruals and obligations under the Indebtedness described in Section 6.3(ii) and renewals, extensions, modifications or refinancings of such Indebtedness, provided such renewals, extensions, modifications and refinancings (1) do not increase the outstanding principal amount of the Indebtedness being extended, modified or refinanced, or shorten the maturity thereof to a date earlier than one year after the Termination Date, and (2) are otherwise on terms consistent with prudent business practice and then prevailing market practices and prices in the applicable geographic area;

                  (B) additional unsecured Indebtedness not otherwise permitted by this Section 6.3 aggregating not more than $10,000,000 in principal amount at any one time outstanding;

                  (C) obligations under performance or surety bonds that constitute Indebtedness (if any) incurred in the ordinary course of business, provided, that the aggregate maximum amount available to be paid or drawn under such performance or surety bonds that are not supported by Letters of Credit shall not exceed $10,000,000 at any time outstanding; and

                  (D) Indebtedness incurred or assumed in any transaction permitted under Section 6.10(ix).

         SECTION 6.4. CAPITAL EXPENDITURES. Make Capital Expenditures (the amount of which shall be deemed to include, for purposes of this Section, the amount of any Investments permitted by Section 6.10(ix)) except for Capital Expenditures in an aggregate amount not to exceed (i) $15,000,000 during the fiscal quarter ending June 30, 1997 or (ii) $20,000,000 during each fiscal quarter thereafter, PROVIDED that if the amount that is expended for Capital Expenditures during any of the fiscal quarters described in clauses (i) or (ii) of this Section is less than the permitted amount thereof for such fiscal quarter, 100% of the unused portion thereof may be carried over to and expended in the next succeeding fiscal quarter in addition to the amount that is otherwise permitted to be expended in such succeeding fiscal quarter.

         SECTION 6.5. EBITDA. Permit EBITDA for each month ending on the dates listed below to be less than the amount specified opposite such month: EBITDA Month Ending

June 30, 1997                                               $16,270,000
July 31, 1997                                                12,592,000
August 31, 1997                                              13,564,000
September 30, 1997                                           16,154,000
October 31, 1997                                             10,664,000
November 30, 1997                                            l2,014,000
December 31, 1997                                            16,222,000
January 31, 1998                                              6,726,000
February 28, 1998                                             8,064,000
March 31, 1998                                               18,252,000
April 30, 1998                                               11,301,000
May 31, 1998                                                 11,381,000
June 30, 1998                                                17,440,000

         SECTION 6.6. GUARANTEES AND OTHER LIABILITIES. Purchase or repurchase (or agree, contingently or otherwise, so to do) the Indebtedness of, or assume, guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance of any obligation or capability of so doing, or otherwise), endorse or otherwise become liable, directly or indirectly, in connection with the obligations, stock or dividends of any Person, except (i) for any guaranty of Indebtedness or other obligations of the Borrower or any Guarantor if the Person issuing such guaranty could have incurred such Indebtedness or obligations under this Agreement, (ii) by endorsement of negotiable instruments for deposit or collection in the ordinary course of business, and (iii) as otherwise permitted under this Agreement.

         SECTION 6.7. CHAPTER 11 CLAIMS. Incur, create, assume, suffer to exist or permit any other Super-Priority Claim which is pari passu with or senior to the claims of the Agent and the Banks against the Borrower and the Guarantors hereunder, except for the Carve-Out.

         SECTION 6.8. DIVIDENDS; CAPITAL STOCK. Declare or pay, directly or indirectly, any dividends or make any other distribution or payment, whether in cash, property, securities or a combination thereof, with respect to (whether by reduction of capital or otherwise) any shares of capital stock (or any options, warrants, rights or other equity securities or agreements relating to any capital stock), or set apart any sum for the aforesaid purposes, provided that
(i) any Subsidiary Guarantor may pay dividends or make any other such distribution or payments to the Borrower or to any other Subsidiary Guarantor and (ii) Subsidiary Guarantors may pay cash dividends in an aggregate amount not to exceed $2,000,000 in any fiscal year, to the holders of minority interests in such Subsidiary Guarantors ratably in accordance with the ownership interests of such holders in such Subsidiary Guarantors.

         SECTION 6.9. TRANSACTIONS WITH AFFILIATES. Sell or transfer any property or assets to, or otherwise engage in any other transactions with, any of its Affiliates (other than the Borrower and the Guarantors), other than in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Guarantor than could be obtained on an arm's-length basis from unrelated third parties.

         SECTION 6.10. INVESTMENTS, LOANS AND ADVANCES. Purchase, hold or acquire any capital stock, evidences of indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment in, any other Person (all of the foregoing, "Investments"), except for (i) ownership by the Borrower or the Guarantors of the capital stock of each of the Subsidiaries listed on Schedule 3.5, (ii) Permitted Investments, (iii) advances and loans among the Borrower and the Guarantors in the ordinary course, and capital contributions in the ordinary course among Subsidiary Guarantors in the same Significant Subsidiary Group, (iv) Investments by Subsidiary Guarantors (other than First-Tier Subsidiaries) made pursuant to joint venture or franchise arrangements entered into in accordance with prudent business practice and in an aggregate amount of not more than $5,000,000 at any time outstanding, (v) non-cash consideration received from any sale, lease, transfer or other disposition of assets permitted under Section 6.11, (vi) loans or advances to employees made in the ordinary course of business consistent with prudent business practice and in an aggregate amount not to exceed $2,500,000 at any time outstanding, (vii) loans or advances to or Investments in Liquor License Affiliates to the extent necessary to enable Liquor

License Affiliates to pay taxes, fees and other expenses as and when required to maintain the liquor licenses held by them in an aggregate amount not to exceed $100,000, (viii) additional Investments not otherwise permitted by this Section 6.10, in an aggregate amount not to exceed $3,000,000, (ix) Investments in new operations, properties or franchises through the purchase or other acquisition of assets of any Person or stock of new Subsidiaries where the Borrower or the Subsidiary Guarantor making such purchase or acquisition determines in its prudent business judgment that such purchase or acquisition would be beneficial in lieu of making Capital Expenditures, and (x) Investments by the Borrower in the Unrestricted Subsidiary in an aggregate amount not to exceed $75,000,000 at any time outstanding. Ordinary course trade payables owed to the Borrower or any of the Guarantors shall not be deemed to be Investments for purposes of this Agreement.

         SECTION 6.11. DISPOSITION OF ASSETS. Sell or otherwise dispose of any assets (including, without limitation, the capital stock of any Subsidiary) except for (i) sales of inventory, fixtures and equipment in the ordinary course of business, (ii) dispositions in the ordinary course of business consistent with past practice of other properties no longer used or useful in the business of the Borrower and the Subsidiary Guarantors, provided that all such dispositions shall be for Fair Market Value and provided further that the aggregate Fair Market Value of all such other properties disposed of in any fiscal year shall not exceed $5,000,000, (iii) exchanges of real property, fixtures and improvements for other real property, fixtures and improvements, provided (A) each such exchange is for Fair Market Value, (B) any consideration (other than real property, fixtures and improvements) received by the Borrower and the Subsidiary Guarantors in connection with such exchanges is received by the Borrower and the Subsidiary Guarantors in cash, (iv) intercompany transactions among Subsidiary Guarantors that (x) are members of the same Significant Subsidiary Group or (y) are not members of any Significant Subsidiary Group, (v) dispositions from time to time in an aggregate amount not to exceed $5,000,000 of all or any portion of the assets constituting any of the restaurants of Denny's Holdings and its Subsidiaries (other than sales (but not licenses) of Trademark Collateral (as defined in the Trademark Security Agreement referred to in Section 4.1(d)(iii) hereof)) for a consideration determined by the board of directors of the Subsidiaries that own such assets (which board of directors shall include members of senior management of the Borrower) to be equal to the Fair Market Value of the assets disposed of, and
(vi) disposition of underperforming restaurants (as determined in the good faith judgment of the Borrower), provided, that such dispositions shall be for an amount not less than Fair Market Value and provided further that the aggregate Fair Market Value of all such assets disposed of shall not exceed $8,000,000, provided, as to clauses (iii), (v) and (vi) of this Section 6.11 that after giving effect to such transaction no Event of Default or event which with the giving of notice or lapse of time, or both, would become an Event of Default shall have occurred and be continuing.

         SECTION 6.12. NATURE OF BUSINESS. Modify or alter in any material manner the nature and type of its business as conducted at or prior to the Filing Date or the manner in which such business is conducted (except as required by the Bankruptcy Code).

SECTION 7.           EVENTS OF DEFAULT

         SECTION 7.1. EVENTS OF DEFAULT. In the case of the happening of any of the following events and the continuance thereof beyond the applicable period of grace if any (each, an "Event of Default"):

                  (a) any material representation or warranty made by the Borrower or any Guarantor in this Agreement or in any Loan Document or in connection with this Agreement or with the execution and delivery of the Notes or the credit extensions hereunder or any material statement or representation made in any report, financial statement, certificate or other document furnished by the Borrower or any Guarantors to the Banks under or in connection with this Agreement, shall prove to have been false or misleading in any material respect when made or delivered; or

                  (b) default shall be made in the payment of any (i) Fees or interest on the Loans when due, and such default shall continue unremedied for more than two (2) Business Days or (ii) principal of the Loans or other amounts payable by the Borrower hereunder (including, without limitation, reimbursement obligations or cash collateralization in respect of Letters of Credit), when and as the same shall become due and payable, whether at the due date thereof (including the Prepayment Date) or at a date fixed for prepayment thereof or by acceleration thereof or otherwise; or

                  (c) default shall be made by the Borrower or any Guarantor in the due observance or performance of any covenant, condition or agreement contained in Section 6 hereof; or

                  (d) default shall be made by the Borrower or any Guarantor in the due observance or performance of any other covenant, condition or agreement to be observed or performed pursuant to the terms of this Agreement or any of the other Loan Documents and such default shall continue unremedied for more than ten (10) days; or

                  (e) either of the Cases of the Borrower or FCI shall be dismissed or converted to a case under Chapter 7 of the Bankruptcy Code; a trustee under Chapter 7 or Chapter 11 of the Bankruptcy Code shall be appointed in any of the Cases and the order appointing such trustee shall not be reversed or vacated within 30 days after the entry thereof; or an application shall be filed by the Borrower or any Guarantor for the approval of any other Super-Priority Claim

(other than the Carve-Out) in the Cases which is pari passu with or senior to the claims of the Agent and the Banks against the Borrower or any Guarantor hereunder, or there shall arise or be granted any such pari passu or senior Super-Priority Claim; or

                  (f) the Bankruptcy Court shall enter an order or orders granting relief from the automatic stay applicable under Section 362 of the Bankruptcy Code to the holder or holders of any security interest to permit foreclosure (or the granting of a deed in lieu of foreclosure or the like) on any assets of the Borrower, Holdings or FCI which have a value in excess of $1,000,000 in the aggregate; or

                  (g) the Proposed Plan shall be (x) amended or modified in any material respect without the prior written consent of the Required Banks or (y) withdrawn; or the Court shall decline to confirm the Proposed Plan; or

                  (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) relief in respect of any of the Subsidiary Guarantors, or of a substantial part of the property or assets of any of the Subsidiary Guarantors, under the Bankruptcy Code or any other Federal or state bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any of the Subsidiary Guarantors or for a substantial part of the property or assets of any of the Subsidiary Guarantors or (iii) the winding-up or liquidation of any of the Subsidiary Guarantors; and such proceeding or petition shall continue undismissed for a period of 30 days or an order or decree approving or ordering any of the foregoing shall be entered; or

                  (i) any of the Subsidiary Guarantors shall (i) voluntarily commence any proceeding or file any petition seeking relief under the Bankruptcy Code or any other Federal or state bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in subparagraph (h) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any of the Subsidiary Guarantors or for a substantial part of the property or assets of any of the Subsidiary Guarantors, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing; or

                  (j) any Person or group shall acquire for the first time the ownership of, or the direct or indirect power to vote, more than 30% of FCI's outstanding voting stock; or

                  (k) any material provision of any Loan Document shall, for any reason, cease to be valid and binding on the Borrower or any of the Guarantors, or the Borrower or any of the Guarantors shall so assert in any pleading filed in any court; or

                  (l) an order of the Bankruptcy Court shall be entered in any of the Cases of the Borrower or any of the Guarantors appointing an examiner with enlarged powers relating to the operation of the business (powers beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code) under
Section 1106(b) of the Bankruptcy Code and such order shall not be reversed or vacated within 30 days after the entry thereof; or

                  (m) an order of the Bankruptcy Court shall be entered reversing, amending, supplementing, staying for a period in excess of 10 days, vacating or otherwise modifying either of the Orders (without the prior written consent of the Agent and the Required Banks); or

                  (n) any judgment or order as to a liability or debt for the payment of money (arising after the Filing Date in the case of the Borrower or FCI and whenever arising in the case of the Subsidiary Guarantors) in excess of $5,000,000 shall be rendered against the Borrower or any of the Guarantors and the enforcement thereof shall not have been stayed; or

                  (o) any non-monetary judgment or order with respect to a post-petition event shall be rendered against the Borrower or FCI, or any non-monetary judgment or order shall be rendered against any of the Subsidiary Guarantors, which does or would reasonably be expected to (i) cause a material adverse change in the financial condition, business, prospects, operations or assets of the Borrower and the Guarantors taken as a whole on a consolidated basis, (ii) have a material adverse effect on the ability of the Borrower or any of the Guarantors to perform their respective obligations under any Loan Document, or (iii) have a material adverse effect on the rights and remedies of the Agent or any Bank under any Loan Document, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (p) the Borrower, Holdings or FCI shall make any Pre-Petition Payment other than (x) as permitted by orders of the Bankruptcy Court reasonably satisfactory in form and substance to the Agent referred to in Section 4.1(i) and (y) in respect of the refinancing and replacement of extensions of credit under the Existing Agreements that is contemplated hereby; or

                  (q) any Termination Event described in clauses (iii) or (iv) of the definition of such term shall have occurred and shall continue unremedied for more than 10 days and the sum (determined as of the date of occurrence of such Termination Event) of the Insufficiency of the Plan in respect of which such Termination Event shall have occurred and be continuing and the Insufficiency of any and all other Plans with respect to which such a Termination Event (described in such clauses (iii) or (iv)) shall have occurred and then exist is equal to or greater than $5,000,000; or

                  (r) (i) the Borrower or any ERISA Affiliate thereof shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan, (ii) the Borrower or such ERISA Affiliate does not have reasonable grounds to contest such Withdrawal Liability and is not in fact contesting such Withdrawal Liability in a timely and appropriate manner, and (iii) the amount of such Withdrawal Liability specified in such notice, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with Withdrawal Liabilities (determined as of the date of such notification), exceeds $5,000,000 or requires payments exceeding $500,000 per annum in excess of the annual payments made with respect to such MultiEmployer Plans by the Borrower or such ERISA Affiliate for the plan year immediately preceding the plan year in which such notification is received; or

                  (s) the Borrower or any ERISA Affiliate thereof shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and its ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years that include the date hereof by an amount exceeding $5,000,000; or

                  (t) the Borrower or any ERISA Affiliate shall have committed a failure described in Section 302(f)(1) of ERISA (other than the failure to make any contribution accrued and unpaid as of the Filing Date) and the amount determined under Section 302(f)(3) of ERISA is equal to or greater than $5,000,000; or

                  (u) it shall be determined (whether by the Bankruptcy Court or by any other judicial or administrative forum) that the Borrower or any Guarantor is liable for the payment of claims arising out of any failure to comply (or to have complied) with applicable environmental laws or regulations the payment of which will have a material adverse effect on the financial condition, business, properties, operations or assets of the Borrower or the Guarantors, taken as a whole;

then, and in every such event and at any time thereafter during the continuance of such event, and without further order of or application to the Bankruptcy Court, the Agent may, and at the request of the Required Banks, shall, by notice to the Borrower (with a copy to counsel for the Official Creditors' Committee appointed in the Cases and to the United States Trustee for the District of South Carolina), take one or more of the following actions, at the same or different times (provided, that with respect to clause (iv) below insofar as accounts of the Borrower, Holdings or FCI are concerned and the enforcement of Liens against the Borrower, Holdings or FCI or other remedies with respect to the Collateral provided by the Borrower, Holdings or FCI under clause (v) below, the Agent shall provide the Borrower (with a copy to counsel for the Official Creditors' Committee appointed in the Cases and to the United States Trustee for the District of South Carolina) with five (5) Business Days' written notice prior to taking the action contemplated thereby and provided, further, that upon receipt of notice referred to in the immediately preceding clause with respect to the accounts referred to in clause (iv) below, the Borrower may continue to make ordinary course disbursements from such accounts (other than the Letter of Credit Account) but may not withdraw or disburse any other amounts from such accounts): (i) terminate forthwith the Total Commitment; (ii) declare the Loans then outstanding to be forthwith due and payable, whereupon the principal of the Loans together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower and the Guarantors, anything contained herein or in any other Loan Document to the contrary notwithstanding; (iii) require the Borrower and the Guarantors upon demand to forthwith deposit in the Letter of Credit Account cash in an amount equal to the sum of 105% of the then outstanding Letters of Credit and to the extent the Borrower and the Guarantors shall fail to furnish such funds as demanded by the Agent, the Agent shall be authorized to debit the accounts of the Borrower and the Guarantors maintained with the Agent in such amount; (iv) set-off amounts in the Letter of Credit Account or any other accounts maintained with the Agent and apply such amounts to the obligations of the Borrower and the Guarantors hereunder and in the other Loan Documents; and (v) exercise any and all remedies under the Loan Documents and under applicable law available to the Agent and the Banks.

SECTION 8.           THE AGENT

         SECTION 8.1. ADMINISTRATION BY AGENT. The general administration of the Loan Documents shall be by the Agent. Each Bank hereby irrevocably authorizes the Agent, at its discretion, to take or refrain from taking such actions as agent on its behalf and to exercise or refrain from exercising such powers under the Loan Documents and the Notes as are delegated by the terms hereof or thereof, as appropriate, together with all powers reasonably incidental thereto (including the release of Collateral in connection with any transaction that is expressly permitted by the Loan Documents).

The Agent shall have no duties or responsibilities except as set forth in this Agreement and the remaining Loan Documents.

         SECTION 8.2.       ADVANCES AND PAYMENTS

                  (a) On the date of each Loan, the Agent shall be authorized (but not obligated) to advance, for the account of each of the Banks, the amount of the Loan to be made by it in accordance with its Commitment hereunder. Should the Agent do so, each of the Banks agrees forthwith to reimburse the Agent in immediately available funds for the amount so advanced on its behalf by the Agent, together with interest at the Federal Funds Effective Rate if not so reimbursed on the date due from and including such date but not including the date of reimbursement.

                  (b) Any amounts received by the Agent in connection with this Agreement or the Notes (other than amounts to which the Agent is entitled pursuant to Sections 2.18, 8.6, 10.5 and 10.6), the application of which is not otherwise provided for in this Agreement shall be applied, first, in accordance with each Bank's Commitment Percentage to pay accrued but unpaid Commitment Fees or Letter of Credit Fees, and second, in accordance with each Bank's Commitment Percentage to pay accrued but unpaid interest and the principal balance outstanding on each Note and all unreimbursed Letter of Credit drawings. All amounts to be paid to a Bank by the Agent shall be credited to that Bank, after collection by the Agent, in immediately available funds either by wire transfer or deposit in that Bank's correspondent account with the Agent, as such Bank and the Agent shall from time to time agree.

         SECTION 8.3. SHARING OF SETOFFS. Each Bank agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower, including, but not limited to, a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim and received by such Bank under any applicable bankruptcy, insolvency or other similar law, or otherwise, obtain payment in respect of its Loans as a result of which the unpaid portion of its Loans is proportionately less than the unpaid portion of the Loans of any other Bank (a) it shall promptly purchase at par (and shall be deemed to have thereupon purchased) from such other Bank a participation in the Loans of such other Bank, so that the aggregate unpaid principal amount of each Bank's Loans and its participation in Loans of the other Banks shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding as the principal amount of its Loans prior to the obtaining of such payment was to the principal amount of all Loans outstanding prior to the obtaining of such payment and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that the Banks share such payment pro-rata, provided that if any such non-pro-rata payment is thereafter recovered or otherwise set aside such purchase of participations shall be rescinded (without interest). The Borrower expressly consents to the foregoing arrangements and agrees that any Bank holding (or deemed to be holding) a participation in a Loan may exercise any and all rights of banker's lien, setoff (in each case, subject to the same notice requirements as pertain to clause (iv) of the remedial provisions of Section 7.1) or counterclaim with respect to any and all moneys owing by the Borrower to such Bank as fully as if such Bank held a Note and was the original obligee thereon, in the amount of such participation.

         SECTION 8.4. AGREEMENT OF REQUIRED BANKS. Upon any occasion requiring or permitting an approval, consent, waiver, election or other action on the part of the Required Banks, action shall be taken by the Agent for and on behalf or for the benefit of all Banks upon the direction of the Required Banks, and any such action shall be binding on all Banks. No amendment, modification, consent, or waiver shall be effective except in accordance with the provisions of Section 10.10.

         SECTION 8.5.       LIABILITY OF AGENT.

                  (a) The Agent when acting on behalf of the Banks, may execute any of its respective duties under this Agreement by or through any of its respective officers, agents, and employees, and neither the Agent nor its directors, officers, agents, employees or Affiliates shall be liable to the Banks or any of them for any action taken or omitted to be taken in good faith, or be responsible to the Banks or to any of them for the consequences of any oversight or error of judgment, or for any loss, unless the same shall happen through its gross negligence or willful misconduct. The Agent and its respective directors, officers, agents, employees and Affiliates shall in no event be liable to the Banks or to any of them for any action taken or omitted to be taken by them pursuant to instructions received by them from the Required Banks or in reliance upon the advice of counsel selected by it. Without limiting the foregoing, neither the Agent, nor any of its respective directors, officers, employees, agents or Affiliates shall be responsible to any Bank for the due execution, validity, genuineness, effectiveness, sufficiency, or enforceability of, or for any statement, warranty, or representation in, this Agreement, any Loan Document or any related agreement, document or order, or shall be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower of any of the terms, conditions, covenants, or agreements of this Agreement or any of the Loan Documents.

                  (b) Neither the Agent nor any of its respective directors, officers, employees, agents or Affiliates shall have any responsibility to the Borrower or the Guarantors on account of the failure or delay in performance or breach by any Bank or by the Borrower or the Guarantors of any of their respective obligations under this Agreement or the Notes or any of the Loan Documents or in connection herewith or therewith.

                  (c) The Agent, in its capacity as Agent hereunder, shall be entitled to rely on any communication, instrument, or document reasonably believed by such person to be genuine or correct and to have been signed or sent by a person or persons believed by such person to be the proper person or persons, and such person shall be entitled to rely on advice of legal counsel, independent public accountants, and other professional advisers and experts selected by such person.

         SECTION 8.6. REIMBURSEMENT AND INDEMNIFICATION. Each Bank agrees (i) to reimburse (x) the Agent for such Bank's Commitment Percentage of any expenses and fees incurred for the benefit of the Banks under this Agreement, the Notes and any of the Loan Documents, including, without limitation, fees of counsel referred to in section 10.5 and compensation of agents and employees paid for services rendered on behalf of the Banks, and any other expense incurred in connection with the operations or enforcement thereof not reimbursed by the Borrower or the Guarantors and (y) the Agent for such Bank's Commitment Percentage of any expenses of the Agent incurred for the benefit of the Banks that the Borrower has agreed to reimburse pursuant to Section 10.5 and has failed to so reimburse and (ii) to indemnify and hold harmless the Agent and any of its directors, officers, employees, agents or Affiliates, on demand, in the amount of its proportionate share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it or any of them in any way relating to or arising out of this Agreement, the Notes or any of the Loan Documents or any action taken or omitted by it or any of them under this Agreement, the Notes or any of the Loan Documents to the extent not reimbursed by the Borrower or the Guarantors (except such as shall result from their respective gross negligence or willful misconduct).

         SECTION 8.7. RIGHTS OF AGENT. It is understood and agreed that Chase shall have the same rights and powers hereunder (including the right to give such instructions) as the other Banks and may exercise such rights and powers, as well as its rights and powers under other agreements and instruments to which it is or may be party, and engage in other transactions with the Borrower or any Guarantor, as though it were not the Agent of the Banks under this Agreement.

         SECTION 8.8. INDEPENDENT BANKS. Each Bank acknowledges that it has decided to enter into this Agreement and to make the Loans hereunder based on its own analysis of the transactions contemplated hereby and of the creditworthiness of the Borrower and the Guarantors and agrees that the Agent shall bear no responsibility therefor.

         SECTION 8.9. NOTICE OF TRANSFER. The Agent may deem and treat a Bank party to this Agreement as the owner of such Bank's portion of the Loans for all purposes, unless and until a written notice of the assignment or transfer thereof executed by such Bank shall have been received by the Agent.

         SECTION 8.10. SUCCESSOR AGENT. The Agent may resign at any time by giving written notice thereof to the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent, which shall be reasonably satisfactory to the Borrower. If no successor Agent shall have been so appointed by the Required Banks and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation, the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of a least $100,000,000, which shall be reasonably satisfactory to the Borrower. Upon the acceptance of any appointment as Agent hereunder by a successor

Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

SECTION 9.           GUARANTY

         SECTION 9.1.       GUARANTY

                  (a) Each of the Guarantors unconditionally and irrevocably guarantees the due and punctual payment and performance by the Borrower and the other Guarantors of the Obligations (including, without limitation, Obligations in respect of Indebtedness permitted by Sections 6.3(vi) and 6.3(vii)) and the Borrower unconditionally and irrevocably guarantees the due and punctual payment and performance by the Guarantors of any Obligations of the Guarantors in respect of Indebtedness permitted by Section 6.3(vi) (and for purposes of this guaranty by the Borrower references in this Section 9 to the Guarantors and the Borrower, respectively, shall be deemed to include references to the Borrower and the Guarantors, respectively, MUTATIS MUTANDIS). Each of the Guarantors further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and it will remain bound upon this guaranty notwithstanding any extension or renewal of any of the Obligations. The Obligations of the Guarantors shall be joint and several. Notwithstanding anything to the contrary herein, the maximum aggregate amount of the Obligations that are guaranteed hereunder by any Subsidiary Guarantor shall not exceed the maximum amount that can be so guaranteed without rendering this guaranty by such Subsidiary Guarantor voidable under applicable law relating to fraudulent conveyance or fraudulent transfer.

                  (b) Each of the Guarantors waives presentation to, demand for payment from and protest to the Borrower or any other Guarantor, and also waives notice of protest for nonpayment. The Obligations of the Guarantors hereunder shall not be affected by (i) the failure of the Agent or a Bank to assert any claim or demand or to enforce any right or remedy against the Borrower or any other Guarantor under the provisions of this Agreement or any other Loan Document or otherwise; (ii) any extension or renewal of any provision hereof or thereof; (iii) any rescission, waiver, compromise, acceleration, amendment or modification of any of the terms or provisions of any of the Loan Documents; (iv) the release, exchange, waiver or foreclosure of any security held by the Agent for the Obligations or any of them; (v) the failure of the Agent or a Bank to exercise any right or remedy against any other Guarantor; or (vi) the release or substitution of any Guarantor or any other Guarantor.

                  (c) Each of the Guarantors further agrees that this guaranty constitutes a guaranty of performance and of payment when due and not just of collection, and waives any right to require that any resort be had by the Agent or a Bank to any security held for payment of the Obligations or to any balance of any deposit, account or credit on the books of the Agent or a Bank in favor of the Borrower or any other Guarantor, or to any other Person.

                  (d) Each of the Guarantors hereby waives any defense that it might have based on a failure to remain informed of the financial condition of the Borrower and of any other Guarantor and any circumstances affecting the ability of the Borrower to perform under this Agreement.

                  (e) Each Guarantor's guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations, the Notes or any other instrument evidencing any Obligations, or by the existence, validity, enforceability, perfection, or extent of any collateral therefor or by any other circumstance relating to the Obligations which might otherwise constitute a defense to this Guaranty. Neither of the Agent, nor any of the Banks makes any representation or warranty in respect to any such circumstances or shall have any duty or responsibility whatsoever to any Guarantor in respect of the management and maintenance of the Obligations.

                  (f) Subject to the provisions of Section 7.1, upon the Obligations becoming due and payable (by acceleration or otherwise), the Banks shall be entitled to immediate payment of such Obligations by the Guarantors upon written demand by the Agent, without further application to or order of the Bankruptcy Court.

         SECTION 9.2. NO IMPAIRMENT OF GUARANTY. The obligations of the Guarantors hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations.

         Without limiting the generality of the foregoing, the obligations of the Guarantors hereunder shall not be discharged or impaired or otherwise affected by the failure of the Agent or a Bank to assert any claim or demand or to enforce any remedy under this Agreement or any other agreement, by any waiver or modification of any provision thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantors or would otherwise operate as a discharge of the Guarantors as a matter of law, unless and until the Obligations are paid in full.

         SECTION 9.3. SUBROGATION. Upon payment by any Guarantor of any sums to the Agent or a Bank hereunder, all rights of such Guarantor against the Borrower arising as a result thereof by way of right of subrogation or otherwise, shall in all respects be subordinate and junior in right of payment to the prior final and indefeasible payment in full of all the Obligations. If any amount shall be paid to such Guarantor for the account of the Borrower, such amount shall be held in trust for the benefit of the Agent and the Banks and shall forthwith be paid to the Agent and the Banks to be credited and applied to the Obligations, whether matured or unmatured.

SECTION 10.          MISCELLANEOUS

         SECTION 10.1. NOTICES. Notices and other communications provided for herein shall be in writing (including telegraphic, telex, facsimile or cable communication) and shall be mailed, telegraphed, telexed, transmitted, cabled or delivered to the Borrower or any Guarantor at 203 East Main Street, Spartanburg, South Carolina 29319-9966, Attention: Chief Financial Officer and to a Bank or the Agent to it at its address set forth on the signature pages of this Agreement, or such other address as such party may from time to time designate by giving written notice to the other parties hereunder. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the fifth Business Day after the date when sent by registered or certified mail, postage prepaid, return receipt requested, if by mail; or when delivered to the telegraph company, charges prepaid, if by telegram; or when receipt is acknowledged, if by any telegraphic communications or facsimile equipment of the sender; in each case addressed to such party as provided in this Section 10.1 or in accordance with the latest unrevoked written direction from such party; provided, however, that in the case of notices to the Agent notices pursuant to the preceding sentence and pursuant to Section 2 shall be effective only when received by the Agent.

         SECTION 10.2. SURVIVAL OF AGREEMENT, REPRESENTATIONS AND WARRANTIES, ETC. All warranties, representations and covenants made by the Borrower or any Guarantor herein or in any certificate or other instrument delivered by it or on its behalf in connection with this Agreement shall be considered to have been relied upon by the Banks and shall survive the making of the Loans herein contemplated and the issuance and delivery to the Banks of the Notes regardless of any investigation made by any Bank or on its behalf and shall continue in full force and effect so long as any amount due or to become due hereunder is outstanding and unpaid and so long as the Commitments have not been terminated. All statements in any such certificate or other instrument shall constitute representations and warranties by the Borrower and the Guarantors hereunder with respect to the Borrower.

         SECTION 10.3.      SUCCESSORS AND ASSIGNS.

                  (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Agent and the Banks and their respective successors and assigns. Neither the Borrower nor any of the Guarantors may assign or transfer any of their rights or obligations hereunder without the prior written consent of all of the Banks. Each Bank may sell participations to any Person in all or part of any Loan, or all or part of its Note or Commitment, in which event, without limiting the foregoing, the provisions of Section 2.14 shall inure to the benefit of each purchaser of a participation (provided that such participant shall look solely to the seller of such participation for such benefits and the Borrower's and the Guarantors' liability, if any, under Sections 2.14 and 2.17 shall not be increased as a result of the sale of any such participation) and the PRO RATA treatment of payments, as described in
Section 2.16, shall be determined as if such Bank had not sold such participation. In the event any Bank shall sell any participation, such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower and each of the Guarantors relating to the Loans, including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement (provided that such Bank may grant its participant the right to consent to such Bank's execution of amendments, modifications or waivers which (i) reduce any Fees payable hereunder to the Banks, (ii) reduce the amount of any scheduled principal payment on any Loan or reduce the principal amount of any Loan or the rate of interest payable hereunder or (iii) extend the maturity of the Borrower's obligations hereunder).

                  The sale of any such participation shall not alter the rights and obligations of the Bank selling such participation hereunder with respect to the Borrower.

                  (b) Each Bank may assign to one or more Banks or Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the same portion of the related Loans at the time owing to it and the related Note held by it), PROVIDED, HOWEVER, that (i) other than in the case of an assignment to a Person at least 50% owned by the assignor Bank, or by a common parent of both, or to another Bank, the Agent and the Fronting Bank must give their respective prior written consent to such assignment, which consent will not be unreasonably withheld, (it being understood and agreed that it will be reasonable for the Agent and the Fronting Bank to withhold their consent to a proposed assignment if the proposed assignee is a Person that has not agreed to provide a portion of the credit facility referred to in Section 4.1(h)), (ii) the aggregate amount of the Commitment and/or Loans of the assigning Bank subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall, unless otherwise agreed to in writing by the Borrower and the Agent, in no event be less than $5,000,000 (or $1,000,000 in the case of an assignment between Banks) and (iii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance with blanks appropriately completed, together with any Note subject to such assignment and a processing and recordation fee of $3,500 (for which the Borrower shall have no liability). Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be within ten Business Days after the execution thereof (unless otherwise agreed to in writing by the Agent), (A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and (B) the Bank thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto).

                  (c) By executing and delivering an Assignment and Acceptance, the Bank assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such Bank assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any of the other Loan Documents; (ii) such Bank assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any Guarantor or the performance or observance by the Borrower or any Guarantor of any of its obligations under this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with copies of the financial statements referred to in Section 3.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such Bank assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms thereto, together with such powers as are reasonably incidental hereof; and (vi) such assignee agrees that it will perform in accordance with their terms all obligations that by the terms of this Agreement are required to be performed by it as a Bank.

                  (d) The Agent shall maintain at its office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Banks and the Commitments of, and principal amount of the Loans owing to, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Guarantors, the Agent and the Banks shall treat each Person the name of which is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and the assignee thereunder together with any Note subject to such assignment and the fee payable in respect thereto, the Agent shall, if such Assignment and Acceptance has been completed with blanks appropriately filled, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt written notice thereof to the Borrower (together with a copy thereof). Within five Business Days after receipt of notice, the Borrower, at its own expense, shall execute and deliver to the Agent in exchange for the surrendered Note a new Note to the order of such assignee in an amount equal to the Commitment and/or Loans assumed by it pursuant to such Assignment and Acceptance and, if the assigning Bank has retained Commitments and/or Loans hereunder, a new Note to the order of the assigning Bank in an amount equal to the Commitment and/or Loans retained by it hereunder. Such new Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the surrendered Note. Thereafter, such surrendered Note shall be marked canceled and returned to the Borrower.

                  (f) Any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 10.3, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower or any of the Guarantors furnished to such Bank by or on behalf of the Borrower or any of the Guarantors; provided that prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall agree in writing to be bound by the provisions of Section 10.4.

                  (g) The Borrower hereby agrees, to the extent set forth in the Commitment Letter, to actively assist and cooperate with the Agent in the Agent's efforts to sell participations herein (as described in Section 10.3(a)) and assign to one or more Banks or Eligible Assignees a portion of its interests, rights and obligations under this Agreement (as set forth in Section 10.3(b)).

         SECTION 10.4. CONFIDENTIALITY. Each Bank agrees to keep any information delivered or made available by the Borrower or any of the Guarantors to it confidential from anyone other than persons employed or retained by such Bank who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; PROVIDED that nothing herein shall prevent any Bank from disclosing such information (i) to any other Bank, (ii) to any other person if reasonably incidental to the administration of the Loans, (iii) upon the order of any court or administrative agency, (iv) upon the request or demand of any regulatory agency or authority, (v) which has been publicly disclosed other than as a result of a disclosure by the Agent or any Bank which is not permitted by this Agreement, (vi) in connection with any litigation to which the Agent, any Bank, or their respective Affiliates may be a party to the extent reasonably required, (vii) to the extent reasonably required in connection with the exercise of any remedy hereunder, (viii) to such Bank's legal counsel and independent auditors, and (ix) to any actual or proposed participant or assignee of all or part of its rights hereunder subject to the proviso in Section 10.3(f) and provided further before such Bank complies with
(iii) or (iv) above, it shall (to the extent practicable under the circumstances) use reasonable efforts to provide the Borrower with notice of such request.

         SECTION 10.5. EXPENSES. Whether or not the transactions hereby contemplated shall be consummated, the Borrower and the Guarantors agree to pay all reasonable out-of-pocket expenses incurred by the Agent (including but not limited to the reasonable fees and disbursements of Zalkin, Rodin & Goodman LLP and Cravath, Swaine & Moore, respective special counsel for the Agent, any other counsel that the Agent shall retain and any internal or third-party consultants and auditors advising the Agent and Chase Securities Inc.) in connection with the preparation, execution, delivery and administration of this Agreement, the Notes and the other Loan Documents, the making of the Loans and the issuance of the Letters of Credit, the perfection of the Liens contemplated hereby (including, without limitation, trademark and trade name Liens), the syndication of the transactions contemplated hereby, the reasonable and customary costs, fees and expenses of the Agent in connection with its monthly and other periodic field audits with respect to assets of the Borrower or the Guarantors, monitoring of assets and publicity expenses, and, following the occurrence of an Event of Default, all reasonable out-of-pocket expenses incurred by the Banks and the Agent in the enforcement or protection of the rights of any one or more of the Banks or the Agent in connection with this Agreement, the Notes or the other Loan Documents, including but not limited to the reasonable fees and disbursements of any counsel for the Banks or the Agent. Such payments shall be made on the date of the Interim Order and thereafter on demand upon delivery of a statement setting forth such costs and expenses. Whether or not the transactions hereby contemplated shall be consummated, the Borrower and the Guarantors agree to reimburse the Agent and Chase Securities Inc. for the expenses set forth in the Commitment Letter and the reimbursement provisions thereof are hereby incorporated herein by reference. The obligations of the Borrower and the Guarantors under this Section shall survive the termination of this Agreement and/or the payment of the Loans.

         SECTION 10.6. INDEMNITY. The Borrower and each of the Guarantors agree to indemnify and hold harmless the Agent, Chase Securities Inc. and the Banks and their directors, officers, employees, agents and Affiliates (each an "Indemnified Party") from and against any and all expenses, losses, claims, damages and liabilities incurred by such Indemnified Party arising out of claims made by any Person in any way relating to the transactions contemplated hereby, but excluding therefrom all expenses, losses, claims, damages, and liabilities arising out of or resulting from the gross negligence or willful misconduct of such Indemnified Party.

         SECTION 10.7. CHOICE OF LAW. THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE AND THE BANKRUPTCY CODE.

         SECTION 10.8. NO WAIVER. No failure on the part of the Agent or any of the Banks to exercise, and no delay in exercising, any right, power or remedy hereunder or under the Notes or any of the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

         SECTION 10.9. EXTENSION OF MATURITY. Should any payment of principal of or interest on the Notes or any other amount due hereunder become due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, in the case of principal, interest shall be payable thereon at the rate herein specified during such extension.

         SECTION 10.10.     AMENDMENTS, ETC.

                  (a) No modification, amendment or waiver of any provision of this Agreement, the Notes or the Security and Pledge Agreement, and no consent to any departure by the Borrower or any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Banks, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given; provided, however, that no such modification or amendment shall without the written consent of the Bank affected thereby (x) increase the Commitment of a Bank (it being understood that a waiver of an Event of Default shall not constitute an increase in the Commitment of a
Bank), or (y) reduce
the principal amount of any Loan or the rate of interest payable thereon, or extend any date for the payment of interest hereunder or reduce any Fees payable hereunder or extend the final maturity of the Borrower's obligations hereunder; and, provided, further, that no such modification or amendment shall without the written consent of all of the Banks (i) amend or modify any provision of this agreement which provides for the unanimous consent or approval of the Banks,
(ii) amend this Section 10.10 or the definition of Required Banks, (iii) amend or modify the Super-Priority Claim status of the Banks contemplated by Section
2.22 or (iv) release all or substantially all of the Collateral or (other than in connection with a transaction, if any, that is otherwise permitted by this Agreement in which all of the outstanding capital stock of a Guarantor is sold) the obligations of any Guarantor hereunder. No such amendment or modification may adversely affect the rights and obligations of the Agent or any Fronting Bank hereunder without its prior written consent. No notice to or demand on the Borrower or any Guarantor shall entitle the Borrower or any Guarantor to any other or further notice or demand in the same, similar or other circumstances. Each holder of a Note shall be bound by any amendment, modification, waiver or consent authorized as provided herein, whether or not a Note shall have been marked to indicate such amendment, modification, waiver or consent and any consent by a Bank, or any holder of a Note, shall bind any Person subsequently acquiring a Note, whether or not a Note is so marked. No amendment to this Agreement shall be effective against the Borrower or any Guarantor unless signed by the Borrower or such Guarantor, as the case may be.

                  (b) Notwithstanding anything to the contrary contained in
Section 10.10(a), in the event that the Borrower requests that this Agreement be modified or amended in a manner which would require the unanimous consent of all of the Banks and such modification or amendment is agreed to by the Super-majority Banks (as hereinafter defined), then with the consent of the Borrower and the Super-majority Banks, the Borrower and the Super-majority Banks shall be permitted to amend the Agreement without the consent of the Bank or Banks which did not agree to the modification or amendment requested by the Borrower (such Bank or Banks, collectively the "Minority Banks") to provide for
(w) the termination of the Commitment of each of the Minority Banks, (x) the addition to this Agreement of one or more other financial institutions (each of which shall be an Eligible Assignee), or an increase in the Commitment of one or more of the Super-majority Banks, so that the Total Commitment after giving effect to such amendment shall be in the same amount as the Total Commitment immediately before giving effect to such amendment, (y) if any Loans are outstanding at the time of such amendment, the making of such additional Loans by such new financial institutions or Super-majority Bank or Banks, as the case may be, as may be necessary to repay in full the outstanding Loans of the Minority Banks immediately before giving effect to such amendment and (z) such other modifications to this Agreement as may be appropriate. As used herein, the term "Super-majority Banks" shall mean, at any time, Banks, including Chase, holding Loans representing at least 66-2/3% of the aggregate principal amount of the Loans outstanding, or if no Loans are outstanding, Banks having Commitments representing at least 66-2/3% of the Total Commitment.

         SECTION 10.11. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 10.12. HEADINGS. Section headings used herein are for convenience only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

         SECTION 10.13. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument.

         SECTION 10.14. PRIOR AGREEMENTS. This Agreement represents the entire agreement of the parties with regard to the subject matter hereof and the terms of any letters and other documentation entered into between the Borrower or a Guarantor and any Bank or the Agent prior to the execution of this Agreement which relate to Loans to be made hereunder shall be replaced by the terms of this Agreement (except as otherwise expressly provided herein with respect to the Commitment Letter and the letter agreements referred to in Section 2.18, including without limitation the Borrower's agreement to actively assist the Agent in the syndication of the transactions contemplated hereby referred to in
Section 10.3(g) and including also the provisions of Section 2.21).

         SECTION 10.15. FURTHER ASSURANCES. Whenever and so often as reasonably requested by the Agent, the Borrower and the Guarantors will promptly execute and deliver or cause to be executed and delivered all such other and further instruments, documents or assurances, and promptly do or cause to be done all such other and further things as may be necessary and reasonably required in order to further and more fully vest in the Agent all rights, interests, powers, benefits, privileges and advantages conferred or intended to be conferred by this Agreement and the other Loan Documents.

         SECTION 10.16. WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE GUARANTORS, THE AGENT AND EACH BANK HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR

COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and the year first written.

                                            FLAGSTAR CORPORATION


                                            By: /s/ Ronald B. Hutchison
                                               ---------------------------
                                            Title: Vice President

                                            FLAGSTAR COMPANIES, INC.


                                            By: /s/ Ronald B. Hutchison
                                               ---------------------------
                                            Title: Vice President

                                            FLAGSTAR HOLDINGS, INC.


                                            By: /s/ Ronald B. Hutchison
                                               ---------------------------
                                            Title: Vice President

                                            TWS FUNDING, INC.


                                            By: /s/ Ronald B. Hutchison
                                               ---------------------------
                                            Title: Vice President

                                            DENNY'S HOLDINGS, INC.

                                            By: /s/ Paul E. Raether
                                               ---------------------------
                                            Title: Vice President

                                            SPARTAN HOLDINGS, INC.


                                            By: /s/ Paul E. Raether
                                            ------------------------------
                                            Title: Vice President

                                            DENNY'S OF CANADA, LTD.


                                            By: /s/ Ronald B. Hutchison
                                               ---------------------------
                                            Title: Vice President

                                            DENNY'S RESTAURANTS OF CANADA, LTD.


                                            By: /s/ Ronald B. Hutchison
                                               ---------------------------
                                            Title: Vice President


                                            C-B-R DEVELOPMENT CO., INC.


                                            By: /s/ Ronald B. Hutchison
                                               ---------------------------
                                            Title: Vice President

                                            DENNY'S, INC.


                                            By: /s/ Ronald B. Hutchison
                                               ---------------------------
                                            Title: Vice President

                                            DFO, INC.


                                            By: /s/ Ronald B. Hutchison
                                               ---------------------------
                                            Title: Vice President

                                            EL POLLO LOCO, INC.


                                            By: /s/ Ronald B. Hutchison
                                               ---------------------------
                                            Title: Vice President

                                            HAROLD BUTLER ENTERPRISES #607, INC.


                                            By: /s/ Ronald B. Hutchison
                                               ---------------------------
                                            Title: Vice President

                                            HAROLD BUTLER ENTERPRISES #611, INC.


                                            By: /s/ Ronald B. Hutchison
                                               ---------------------------
                                            Title: Vice President

                                            LA MIRADA ENTERPRISES NO. 5, INC.

                                            By: /s/ Ronald B. Hutchison
                                               ---------------------------
                                            Title: Vice President

                                            LA MIRADA ENTERPRISES NO. 6, INC.


                                            By: /s/ Ronald B. Hutchison
                                               ---------------------------
                                            Title: Vice President

                                            LA MIRADA ENTERPRISES NO. 7, INC.


                                            By: /s/ Ronald B. Hutchison
                                               ---------------------------
                                            Title: Vice President

                                            LA MIRADA ENTERPRISES NO. 8, INC.


                                            By: /s/ Ronald B. Hutchison
                                               ---------------------------
                                            Title: Vice President

                                            LA MIRADA ENTERPRISES NO. 9, INC.


                                            By: /s/ Ronald B. Hutchison
                                               ---------------------------
                                            Title: Vice President

                                            TWS 300 CORP.


                                            By: /s/ Ronald B. Hutchison
                                               ---------------------------
                                            Title: Vice President

                                            TWS 500 CORP.

                                            By: /s/ Ronald B. Hutchison
                                               ---------------------------
                                            Title: Vice President

                                            TWS 600 CORP.



                                            By: /s/ Ronald B. Hutchison
                                               ---------------------------
                                            Title: Vice President

                                            TWS 700 CORP.


                                            By: /s/ Ronald B. Hutchison
                                               ---------------------------
                                            Title: Vice President

                                            TWS 800 CORP.



                                            By: /s/ Ronald B. Hutchison
                                               ---------------------------
                                            Title: Vice President

                                            QUINCY'S RESTAURANTS, INC.


                                            By: /s/ Ronald B. Hutchison
                                               ---------------------------
                                            Title: Vice President

                                            FLAGSTAR ENTERPRISES, INC.


                                            By: /s/ Ronald B. Hutchison
                                               ---------------------------
                                            Title: Vice President


                                            FLAGSTAR SYSTEMS, INC.


                                            By: /s/ Ronald B. Hutchison
                                               ---------------------------
                                            Title: Vice President


                                            SPARTAN REALTY, INC.



                                            By: /s/ Ronald B. Hutchison
                                               ---------------------------
                                            Title: Vice President

                                            SPARTAN MANAGEMENT, INC.


                                            By: /s/ Ronald B. Hutchison
                                               ---------------------------
                                            Title: Vice President

                                            IM PURCHASING, INC.



                                            By: /s/ Ronald B. Hutchison
                                               ---------------------------
                                            Title: Vice President

                                            THE CHASE MANHATTAN BANK,
                                            INDIVIDUALLY AND AS AGENT



                                            By: /s/ William P. Rindfuss
                                               ---------------------------
                                            Title: Vice President

                                            270 Park Avenue
                                            New York, New York 10017

                                            BHF-BANK AKTIENGESELLSCHAFT



                                            By:  /s/ John Sykes
                                               ---------------------------
                                            Title: Assistant Vice President



                                            By:  /s/ Sharon Fong
                                               ---------------------------
                                            Title: Assistant Treasurer

                                            590 Madison Avenue
                                            New York, New York 10022

                                            THE LONG-TERM CREDIT BANK OF JAPAN,
                                              LIMITED, NEW YORK BRANCH



                                            By: /s/ John J. Sullivan
                                               ---------------------------
                                            Title: Joint General Manager

                                            165 Broadway
                                            New York, New York 10006

                                            VAN KAMPEN AMERICAN CAPITAL PRIME
                                               RATE INCOME TRUST

                                            By: /s/ Kathleen A. Zarn
                                               ---------------------------
                                            Title: Vice President

                                            One Parkview Plaza
                                            Oakbrook Terrace, IL 60181

                                            SANWA BUSINESS CREDIT CORPORATION



                                            By:  /s/ Mark Flamm
                                               ---------------------------
                                            Title: Vice President

                                            One South Wacker Drive
                                            Chicago, Illinois 60606-4614

                                            KZH HOLDING CORPORATION III



                                            By:  /s/ Virginia Conway
                                               ---------------------------
                                            Title: Authorized Agent

                                            c/o The Chase Manhattan Bank
                                            450 West 33rd Street, 15th Fl.
                                            New York, New York 10001

                                            KZH-CRESCENT CORPORATION



                                            By:  /s/ Robert Goodman
                                               ---------------------------
                                            Title: Authorized Agent

                                            c/o The Chase Manhattan Bank
                                            450 West 33rd Street, 15th Fl.
                                            New York, New York 10001

                                     ANNEX A
                                       TO
                     REVOLVING CREDIT AND GUARANTY AGREEMENT

                      DATED AS OF JULY 11, 1997, AS AMENDED




                                                     COMMITMENT                   COMMITMENT PERCENTAGE
BANK                                                    AMOUNT
The Chase Manhattan Bank                             $93,000,000                         46.50%

BHF-BANK Aktiengesellschaft                           24,000,000                         12.00%

The Long-Term Credit Bank of                          23,000,000                         11.50%
 Japan, Limited, New York Branch

Van Kampen American Capital Prime Rate Income         20,000,000                         10.00%
Trust

Sanwa Business Credit Corporation                     20,000,000                         10.00%

KZH Holding Corporation III                           15,000,000                          7.50%

KZH-Crescent Corporation                               5,000,000                          2.50%
                                                  ---------------                     ---------

                           TOTAL:                   $200,000,000                        100.00%
                                                  ===============                     =========

                                                                    EXHIBIT A TO
                                                            REVOLVING CREDIT AND
                                                              GUARANTY AGREEMENT



                                 [FORM OF NOTES]

                                                                  EXHIBIT B-1 TO
                                                            REVOLVING CREDIT AND
                                                              GUARANTY AGREEMENT

                                 [INTERIM ORDER]

                                                                  EXHIBIT B-2 TO
                                                            REVOLVING CREDIT AND
                                                              GUARANTY AGREEMENT



                                  [FINAL ORDER]

                                                                    EXHIBIT D TO
                                                            REVOLVING CREDIT AND
                                                              GUARANTY AGREEMENT



                             [OPINION OF COUNSEL FOR
                            BORROWER AND GUARANTORS]

                                                                    EXHIBIT E TO
                                                            REVOLVING CREDIT AND
                                                              GUARANTY AGREEMENT



                           [ASSIGNMENT AND ACCEPTANCE]

                                  SCHEDULE 1.1

                               EXISTING AGREEMENTS



[SUCH SCHEDULE TO BE SATISFACTORY TO THE AGENT]

                                  SCHEDULE 3.4

                  INDEBTEDNESS INCURRED SINCE DECEMBER 31, 1996



[SUCH SCHEDULE TO BE SATISFACTORY TO THE AGENT]

                                  SCHEDULE 3.5

                                  SUBSIDIARIES



[SUCH SCHEDULE TO BE SATISFACTORY TO THE AGENT]

                                  SCHEDULE 3.6

                               PRE-PETITION LIENS



[SUCH SCHEDULE TO BE SATISFACTORY TO THE AGENT]

                                  SCHEDULE 3.11

                                   LITIGATION



[SUCH SCHEDULE TO BE SATISFACTORY TO THE AGENT]